Exhibit 4.40

Private & Confidential

FACILITY AGREEMENT
for an Overdraft, Guarantee
and Letter of Credit Facility of up to US$300,000,000
to
AEGEAN MARINE PETROLEUM S.A.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger
THE ROYAL BANK OF SCOTLAND PLC

Agent, Security Agent, Issuing Bank and Account Bank
THE ROYAL BANK OF SCOTLAND PLC

Contents

Clause                                                                               Page

1	Purpose and definitions	1
2	The Facilities	16
3	Interest and Interest Periods	24
4	Indemnities; cancellations; pre-payments on Total Loss	26
5	Fees, commissions and expenses	29
6	Payments and taxes; accounts and calculations	31
7	Representations and warranties	35
8	Undertakings	40
9	Conditions	47
10	Events of Default	48
11	Indemnities	54
12	Unlawfulness and increased costs	55
13	Security, set off and pro-rata payments	57
14	Accounts	59
15	Assignment, transfer and lending office	61
16	Arranger, Agent, Security Agent and Reference Banks	64
17	Notices and other matters	75
18	Governing law and jurisdiction	77

THIS AGREEMENT is dated               December 2007 and made BETWEEN:

(1)	AEGEAN MARINE PETROLEUM S.A. as Borrower;

(2)	THE ROYAL BANK OF SCOTLAND PLC as Arranger, Agent, Security Agent, Issuing Bank and Account Bank; and

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower:

1.1.1
a revolving overdraft facility of up to One hundred and fifty million Dollars ($150,000,000) for the purpose of assisting the Borrower to finance the working capital needs of the Borrower and any other members of the Group in connection with trade related activities Provided however that an amount of up to One hundred million Dollars ($100,000,000) thereof may be used for the acquisition of vessels and/or shares and/or any other assets by members of the Group;  and

1.1.2
a multi-currency revolving guarantee and letter of credit facility of up to Three hundred million Dollars ($300,000,000) (inclusive of the limit of the revolving overdraft facility referred to above) for the purpose of assisting the Borrower to finance the purchase and transportation of fuel cargoes and the payment of other expenses incidental to the supply of bunkers and lubricants to its customers.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Account Pledges” means, together, the Operating Account Pledge, the Cash Collateral Account Pledge, any Illegality Security Account Pledge and “Account Pledge” means any of them;

“Accounts” means, together, the Operating Account, the Overdraft Account, the Manager’s Operating Account and the Cash Collateral Account and “Account” means any of them;

“Actual Exposure” means, at any relevant time, the aggregate of:

(a)	the Overdraft;

(b)	the Outstanding Amounts for all L/Cs (subject to clause 2.8);

(c)	all amounts paid by the Banks pursuant to clauses 2.14, 4.2.1 or 4.2.2 which have not been fully paid or reimbursed by the Borrower under this Agreement; and

(d)
any undrawn and available amount of the Overdraft Facility taken into account by the Corporate Guarantor for the purpose of complying with clause 5.3.1(c) of the Corporate Guarantee at the then latest time when compliance was tested by the Security Agent;

“Additional Mortgage Date” means, in relation to each Additional Owner and the Additional Ship owned by it, the date when the Borrower has actually delivered the documents and evidence specified in clause 8.5.3 in connection with such Additional Ship in accordance with the terms of such clause 8.5.3;

“Additional Owner” means, in relation to an Additional Ship, the member of the Group which is registered owner of such Additional Ship at any relevant time, and “Additional Owners” means any or all of them;

“Additional Ship” means each of the Additional Ship A, the Additional Ship B, the Additional Ship C and any other vessel owned by a member of the Group, in each case if and to the extent it has been designated by the Borrower and accepted by the Agent (acting on the instructions of the Majority Banks in their absolute discretion) pursuant to clause 8.5.3 to become an “Additional Ship” for the purpose of this Agreement and “Additional Ships” means any or all of them;

“Additional Ship A” means the ship described in detail in row 17 of Part B of schedule 3;

“Additional Ship B” means the ship described in detail in row 18 of Part B of schedule 3;

“Additional Ship C” means the ship described in detail in row 19 of Part B of schedule 3;

“Agent” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause ) or such other person as may be appointed as agent by the Banks, the Issuing Bank and the Account Bank pursuant to clause 16 and includes its successors in title;

“Aggregate Liabilities” means, at any relevant time, the aggregate of the Overdraft and the Outstandings of all the Banks;

“Applicable Accounting Principles” means, at any relevant time, the most recent and up-to-date US GAAP;

“Arranger” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Availability Period” means, in relation to each of the Overdraft Facility and the Guarantee Facility, the period commencing on the date of this Agreement and ending on the earlier of:

(a)	the date falling one (1) month before the Final Maturity Date (or such later date as the Banks may agree with the Borrower); and

(b)	the date on which the Banks’ obligation to make the Overdraft Facility and (as the case may be) the Guarantee Facility available is fully cancelled or terminated under the terms of this Agreement;

“Banking Day” means a day on which banks are open in London, Hamburg and Piraeus and, in respect of a day on which payment is required to be made or other dealing is due to take place under this Agreement:

(a)	in Dollars, a day on which banks are open in New York City;

(b)	in an Optional Currency (other than euros), a day on which banks are open in New York City and the principal financial centre of the country of that Optional Currency; and

(c)	in euros, a Target Day,

or any other relevant place of payment under clause 6;

“Banks” means the banks and financial institutions set out in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“Beneficiary” means, in relation to an L/C, the person in whose favour the L/C has been issued under this Agreement;

“Borrowed Money” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount (and when calculating the value of any such transaction, only the marked to market value as at any date shall be taken into account);

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person; or

(g)	any other Indebtedness which would be regarded as debt pursuant to the Applicable Accounting Principles,

and, in calculating the Borrowed Money of any person, none of the above items shall be deducted or added or otherwise taken into account more than once in any such calculation;

“Borrower” means Aegean Marine Petroleum S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“Cash Collateral Account” means an interest bearing account of the Borrower opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Cash Collateral Account for the purposes of this Agreement;

“Cash Collateral Account Pledge” means the pledge of the Cash Collateral Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks, the Agent, the Issuing Bank and the Account Bank in such form as the Banks may in their absolute discretion require;

“Casualty Amount” means, in relation to each Ship, Two hundred and fifty thousand Dollars ($250,000) or the equivalent in any other currency;

“Classification” means, in relation to each Ship, the highest classification for a vessel of such Ship’s type with the Classification Society or such other classification as the Agent (acting on the instructions of the Majority Banks) shall, at the request of an Owner, have agreed in writing shall be treated as the Classification for such Owner’s Ship for the purposes of the Security Documents;

“Classification Society” means, in relation to each Ship, any classification society which is a member of the International Association of Classification Societies (IACS) or such other classification society which the Agent (acting on the instructions of the Majority Banks) shall, at the request of an Owner, have agreed in writing shall be treated as the Classification Society for such Owner’s Ship for the purposes of the Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Collateral Mortgage Date” means, in relation to each Collateral Owner and the Ship owned by it, the latest date when the Borrower is required to deliver the documents and evidence specified in clause 8.1.14 in connection with such Collateral Ship in accordance with the terms of such clause 8.1.14;

“Collateral Owner” means:

(a)	in relation to Collateral Ship A, the Collateral Owner A;

(b)	in relation to Collateral Ship B, the Collateral Owner B; or

(c)	in relation to Collateral Ship C, the Collateral Owner C,

and “Collateral Owners” means any or all of them;

“Collateral Owner A” means Aegean Marine Petroleum LLC of P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates and includes its successors in title;

“Collateral Owner B” means Aegean VII Shipping Ltd. of 13/16 Vincenti Buildings, Strait Street, Valletta, Malta and includes its successors in title;

“Collateral Owner C” means Venus Holding Company of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and includes its successors in title;

“Collateral Ship” means:

(a)	in relation to Collateral Owner A, the Collateral Ship A;

(b)	in relation to Collateral Owner B, the Collateral Ship B;

(c)	in relation to Collateral Owner C, the Collateral Ship C;

and “Collateral Ships” means any or all of them;

“Collateral Ship A” means the Ship owned by the Collateral Owner A, as described in more detail in row 14 of Part B of schedule 3;

“Collateral Ship B” means the Ship owned by the Collateral Owner B, as described in more detail in row 15 of Part B of schedule 3;

“Collateral Ship C” means the Ship owned by the Collateral Owner C, as described in more detail in row 16 of Part B of schedule 3;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in such form as the Banks may in their sole discretion require;

“Corporate Guarantor” means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MHJ96960 and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Account Bank, the Issuing Bank, the Security Agent and the Banks and “Creditor” means any of them;

“Customer” means each person from whom Receivables are due to the Borrower at any relevant time and “Customers” means any or all of them;

“Deed of Covenant” means, in relation to each Ship, a deed of covenant or general assignment (as the case may be) collateral to the Mortgage of that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their absolute discretion require, and “Deeds of Covenant” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Direct Credit Substitute” means a letter of credit or bank guarantee issued or to be issued by the Issuing Bank in favour of a Beneficiary in such form as is agreed between the Issuing Bank and the Borrower which is required by the Borrower in the ordinary course of its business and which is neither a Documentary L/C nor a Transaction Related Standby L/C;

“Documentary L/C” means a letter of credit issued or to be issued by the Issuing Bank in favour of a Beneficiary in such form as is agreed between the Issuing Bank and the Borrower which directly relates to the purchase of Oil Products by the Borrower and which imposes on the Issuing Bank a primary obligation to pay upon presentation of specified documents as specified in such letter of credit;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner of such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Owner in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Ship;

“EMU Legislation” means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, a single or unified European Currency being part of the implementation of the Third Stage;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“EURIBOR” means, in relation to a particular period:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for that period, the arithmetic mean of the rates (rounded upwards to four decimal places) quoted to the Agent by the Reference Banks at the request of the Agent to be the rate offered to each Reference Bank by leading banks in the European interbank market, as of 11:00 a.m. (Brussels time) on the Quotation Day for the offering of deposits in euro for a period comparable to that period;

“euro” and “euros” means, for the time being, the single currency of Participating Member States as provided in the EMU Legislation;

“Event of Default” means any of the events or circumstances described in clause ;

“Expiry Date” means, in relation to an L/C, the expiry date specified in the Issue Request relating thereto and initially applicable thereto or, as the context may require, any extended expiry date requested and agreed to by the Banks pursuant to clause 2.6 and/or clause 2.13 provided that in no circumstances shall the expiry date of an L/C be a date falling after the Final Maturity Date except in accordance with clause 2.13;

“Final Maturity Date” means, in relation to the Overdraft Facility and the Guarantee Facility, the earlier of (a) the date falling twelve (12) months after the date of this Agreement and (b) 31 December 2008;

“Flag State” means, in relation to each Ship (other than an Additional Ship), such state or territory (if any) specified opposite such Ship’s name in the column headed “Flag State” in Part B of schedule 3 or such state or territory designated in writing by the Majority Banks in their absolute discretion, at the request of an Owner as being the “Flag State” of such Owner’s Ship for the purpose of the Security Documents;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time (which, for the avoidance of doubt, includes all other Security Parties) and “member of the Group” shall be construed accordingly;

“Guarantee Facility” means the multi-currency revolving guarantee and letter of credit facility of up to $300,000,000 referred to in clause 2.1.2 and made available by the Banks to the Borrower pursuant to this Agreement;

“Guarantee Facility Commitment” means, at any relevant time, $300,000,000 or the equivalent thereof in Optional Currencies minus the Overdraft at the relevant time, as such amount may be reduced or cancelled by any relevant term of this Agreement;

“Illegality Security Account” means, in respect of an L/C, each account opened or (as the context may require) to be opened by the Borrower with the Account Bank following the Agent’s request pursuant to clause 14.7 in respect of that L/C and includes any sub-accounts thereof and “Illegality Security Accounts” means any or all of them;

“Illegality Security Account Pledge” means, in respect of an Illegality Security Account, the pledge of such account executed or (as the context may require) to be executed by the Borrower in favour of the Agent, the Account Bank, the Banks and the Issuing Bank in such form as the Banks may in their absolute discretion require and “Illegality Security Account Pledges” means any or all of them;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurance Letter” means, in respect of a Ship, a letter from the Owner of such Ship in the form set out in schedule 7;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owner (whether in the sole name of such Owner, or in the joint names of such Owner and the Security Agent or otherwise) in respect of such Owner’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means each seven day period commencing on a Wednesday of a week and ending on the Tuesday of the immediately subsequent week (but, in the event the date of the first drawing under the Overdraft Facility falls on a day other than a Wednesday, the first Interest Period thereof shall commence on such first day of drawing and shall end on the immediately subsequent Tuesday);

“ISPS Code” means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to each Ship, an International Ship Security Certificate issued in respect of  that Ship pursuant to the ISPS Code;

“Issue Date” means, in relation to an L/C, the date, being a Banking Day falling within the Availability Period, on which the Borrower requests that such L/C be issued, as specified in the Issue Request for such L/C or (as the context may require) the date on which such L/C is actually issued;

“Issue Request” means, in relation to an L/C, a notice in the form or substantially in the form of schedule 5;

“Issuing Bank” means The Royal Bank of Scotland plc, whose registered office at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“L/C” means:

(a)	a Documentary L/C; or

(b)	a Transaction Related Standby L/C; or

(c)	a Direct Credit Substitute;

“L/C Valuation Date” has the meaning given to that term in clause 2.8;

“LIBOR” means in relation to a particular period:

(a)
in respect of any amount outstanding hereunder in Dollars or in an Optional Currency (other than euros) but excluding any amounts outstanding under the Overdraft, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time)) provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean of the rates quoted to the Agent by the Reference Banks at the request of the Agent, as the rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period offered to each Reference Bank by prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period; or

(b)
in respect of the Overdraft in relation to each Interest Period for the Overdraft, the rate per annum (rounded upwards to the nearest one sixteenth (1/16th) of one per cent (1%)) quoted by the Account Bank to the Agent, the Banks and the Borrower as “LIBOR” for seven-day Dollar deposits on the first day of such Interest Period;

“Management Agreement” means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and the Manager in a form previously approved in writing by the Majority Banks, providing (inter alia) for the Manager to manage that Ship and “Management Agreements” means any or all of them;

“Manager” means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by the Owner of such Ship, with the prior written consent of the Majority Banks, as the manager of such Ship and, in each such case, includes their respective successors in title;

“Manager’s Operating Account” means an interest bearing Dollar account of the Manager opened by the Manager with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Manager’s Operating Account for the purposes of this Agreement;

“Manager’s Undertaking” means, in relation to each Ship, the first priority undertaking and assignment in relation to that Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in such form as the Banks may require in their sole discretion and “Manager’s Undertakings” means any or all of them;

“Margin” means, in relation to the Overdraft, one point two five per cent (1.25%) per annum;

“Majority Banks” means, at any relevant time, Banks the aggregate of whose Percentages exceeds Sixty-six point six six per cent (66.66%);

“Mandatory Cost” means, in relation to any period, a percentage calculated by the Agent for such period at an annual rate determined by the application of the formula set out in schedule 6;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, the first priority or (as the case may be) first preferred mortgage of that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their absolute discretion require, and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the date that the Deed of Covenant for such Ship shall have been executed in accordance with this Agreement and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement, until whichever shall be the earlier of (i) the payment in full of the amount (if any) required to be paid by the Borrower and/or required to be placed to the credit of the Cash Collateral Account pursuant to clause 4.3 following the Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Oil Products” means oil bunkering products and lubricants used in the maritime industry;

“Operating Account” means an interest bearing account of the Borrower opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for the purposes of this Agreement;

“Operating Account Pledge” means the pledge of the Operating Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks, the Agent, the Issuing Bank and the Account Bank in such form as the Banks may in their absolute discretion require;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Optional Currency” means the euro and any other currency (other than Dollars) which is acceptable to the Majority Banks and the Issuing Bank and is, for the time being, freely transferable and convertible into Dollars in the London Foreign Exchange Market;

“Optional Currency L/C” means an L/C denominated in an Optional Currency;

“Original Dollar Amount” means, in relation to an L/C:

(a)	(if denominated in Dollars) the amount in Dollars which is, or is to be outstanding under such L/C; or

(b)
(if denominated in an Optional Currency) the amount in Dollars which would have been outstanding if such L/C had first been issued and had remained denominated in Dollars (and such amount shall be the amount in Dollars required for the purchase of the relevant amount of the relevant Optional Currency of that L/C in the London Foreign Exchange Market on the Issue Date of such L/C for spot delivery on the basis of the rate determined by the Agent (following advice from the Issuing Bank) to have been the Issuing Bank’s spot rate of exchange for such purchase at or about 11.00 a.m. on such Issue Date), as reduced from time to time by reductions of such L/C under this Agreement;

“Outstanding Amount” means, in relation to an L/C, the maximum amount (whether of principal or interest or otherwise) determined by the Agent (following advice by the Issuing Bank) to be that for which such L/C was issued and, in relation to an Optional Currency L/C, the amount in Dollars last determined by the Agent (following advice by the Issuing Bank) as the Outstanding Amount in accordance with clause 2.8.2, in each case less the aggregate amount of all reductions to such L/C which have been made in accordance with the provisions of clause 2.9 (subject always to clause 10.5);

“Outstandings” means, at any relevant time and in relation to a Bank, the aggregate of (a) its Percentage of the Outstanding Amounts for all L/Cs and (b) any amounts paid by that Bank pursuant to clauses 2.14, 4.2.1 or 4.2.2 which have not been fully paid or reimbursed by the Borrower (subject always to clause 10.5);

“Overdraft” means, from time to time and at any relevant time, the outstanding aggregate debit balance on the Overdraft Account;

“Overdraft Account” means a Dollar “open current account” of the Borrower opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Overdraft Account for the purposes of this Agreement;

“Overdraft Facility” means the revolving overdraft facility of up to $150,000,000 referred to in clause 2.1.1 and made available by the Banks to the Borrower pursuant to this Agreement;

“Overdraft Facility Limit” means, at any relevant time, an amount of up to the lower of:

(a)	One hundred and fifty million Dollars ($150,000,000) (or such other sum as may be approved in writing by all the Banks in their absolute discretion); and

(b)	the amount in Dollars which is equal to the available and unutilised portion of the Guarantee Facility at the relevant time,

as such amount may be reduced or cancelled by any relevant term of this Agreement;

“Owner” means:

(a)
each of the companies listed in Part A of schedule 3 under the column headed “Owner”, each being a company incorporated in such jurisdiction as specified opposite such company’s name in the column headed “Country of Incorporation” in Part A of schedule 3 and whose registered office is as specified opposite such company’s name in the column headed “Registered Office” in Part A of schedule 3; and

(b)	each Additional Owner,

and, in relation to a Ship, means the company set out opposite the name of such Ship in the column headed “Owning Company” in Part B of schedule 3 or, in the case of an Additional Ship, the relevant Additional Owner owning such Ship, it includes each Owner’s successors in title and “Owners” means any or all of them;

“Owner’s Guarantee” means, in relation to each Owner and its Ship, the corporate guarantee executed or (as the context may require) to be executed by such Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their sole discretion require and “Owner’s Guarantees” means any or all of them;

“Participating Member State” means each state so described in any EMU Legislation;

“Percentage” means, in relation to a Bank, the percentage set opposite its name in schedule 1 under the heading “Percentage” or, as the case may be, in any relevant Transfer Certificate, as reduced by any relevant term of this Agreement;

“Permitted Encumbrance” means any Encumbrance in favour of the Security Agent or any of the other Creditors created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to each Ship, any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Majority Banks) exceeding the relevant Casualty Amount;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Qualifying Receivables” means Receivables which, at the relevant time:

(a)	have been assigned to the Security Agent pursuant to the Receivables Assignment;

(b)
have been included in a Schedule of Receivables submitted to the Agent pursuant to clause 2.4 or clause 8.2.1 and meet the requirements of clause 2.4, each together with the copies of documents,  receipt(s) and invoice(s) relating to such Receivables required to be submitted pursuant to clause 2.4 and:

(c)	(i) in the case of Receivables due in respect of lubricants, are payable within 60 days of the date of the relevant receipt and are not overdue for payment; and

(ii) in the case of Receivables due in respect of oil bunkering, are payable within 30 days of the date of the relevant receipt and are not overdue for payment by more than 15 days;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of this Agreement or any other Security Documents:

(a)
in the case of deposits in Dollars or an Optional Currency (other than euros), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the relevant currency to which such rate is to be determined for delivery on the first day of that period; and

(b)
in the case of deposits in euros, the Target Day on which quotations would ordinarily be given by leading banks in the European Interbank Market for deposits in euros for delivery on the first day of that period;

“Receivables” means sums due and owing at any relevant time to the Borrower by its customers in respect of oil bunkering and/or lubricant sales;

“Receivables Assignment” means an assignment of the Receivables executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in such form as the Banks may in their sole discretion require;

“Reference Banks” in relation to LIBOR, EURIBOR and Mandatory Cost, means the Agent, HSH Nordbank AG and any other bank or financial institution appointed as such by the Agent from time to time in its discretion;

“Registry” means, in relation to a Ship, any registrar, consul, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company”:

(a)	of a Creditor, means any Subsidiary of that Creditor, any company or other entity of which that Creditor is a Subsidiary and any Subsidiary of any such company or entity; or

(b)
of a Security Party, means any company or other entity which is (whether directly or as a member of a group of companies which are) engaged, involved or active in the bunkering business or in the provision of bunkering products or services and which is:

(i)	a Subsidiary of the relevant Security Party; or

(ii)	any company or other entity (“holding company”) of which such Security Party is a Subsidiary; or

(iii)	any Subsidiary (other than such Security Party) of any such holding company;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrower, the Borrower’s Related Companies and any other Security Party and any such Security Parties’ Related Companies, including, for the avoidance of doubt, each member of the Group from time to time;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Reset Date” has the meaning given in clause 2.5;

“Schedule of Receivables” means a Schedule in the form of a schedule to the Receivables Assignment (or in such other form as the Agent may approve) and submitted or to be submitted to the Agent pursuant to clause 2.4 or clause 8.2.1;

“Screen Rate” means, for the purposes of determining EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page (being EURIBOR01 on the date of this Agreement) of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower;

“Security Agent” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause ) or such other person as may be appointed as security agent and trustee by the Banks, the Agent, the Issuing Bank and the Account Bank pursuant to clause 16 and includes its successors in title;

“Security Documents” means this Agreement, the Corporate Guarantee, the Owner’s Guarantees, the Mortgages, the Deeds of Covenant, the Manager’s Undertakings, the Receivables Assignment, any Schedule of Receivables, the Account Pledges and any other agreement or document as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Aggregate Liabilities, interest thereon and other moneys from time to time owing by the Borrower or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Corporate Guarantor, each Owner and the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon the later of (a) the date when there shall be no Aggregate Liabilities and the security created by the Security Documents shall have been discharged by payment of all monies payable thereunder, whether actually or contingently and (b) the latest Expiry Date;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, One hundred and twenty per cent (120%) of the aggregate of (a) the Actual Exposure minus (b) eighty per cent (80%) of the face value of all Qualifying Receivables minus (c) any amount standing to the credit of the Cash Collateral Account and any Illegality Security Account (and any such amounts in an Optional Currency shall be calculated by the Agent in their Dollar equivalent by using the Issuing Bank’s spot rate of exchange referred to in clause 2.8 as of the date of any relevant calculation);

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors pursuant to clause 8.2 (but excluding amounts standing to the credit of the Cash Collateral Account);

“Settlement Amount” means, in relation to each demand made under an L/C, the amount payable by the Issuing Bank to the Beneficiary in respect of such demand, in Dollars or, in the case of an L/C issued in an Optional Currency, in such Optional Currency;

“Settlement Date” means, in relation to each demand made under an L/C, the date on which payment of the Settlement Amount is due to the Beneficiary in respect of the demand;

“Ship” means each of the motor vessels listed in Part B of schedule 3 under the column headed “Name/Hull Number”, each registered, in the name and under the ownership of the relevant Owner under the relevant Flag State, in each case with the IMO number (if any) specified opposite such vessel’s name in the column headed “IMO No.” in Part B of schedule 3 and each Additional Ship, and “Ships” means any or all of them;

“Ship Security Documents” means, in relation to a Ship, the Owner’s Guarantee, the Mortgage, the Deed of Covenant and the Manager’s Undertaking relevant to such Ship;

“SMC” means, in relation to a Ship, a safety management certificate issued in respect of that Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Target Day” means a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System is open;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Third Stage” means the third stage of European economic and monetary union pursuant to the Treaty on European Union;

“Total Loss” means, in respect of a Ship:

(b)	the actual, constructive, compromised or arranged total loss of such Ship; or

(c)	the Compulsory Acquisition of such Ship; or

(d)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction Related Standby L/C”  means a letter of credit, letter of guarantee or bank guarantee issued or to be issued by the Issuing Bank in favour of a Beneficiary in such form as is agreed between the Issuing Bank and the Borrower which relates directly to the purchase of Oil Products by the Borrower and which imposes on the Issuing Bank an obligation to pay (a) only upon default in payment by the Borrower under its contract with the supplier of such Oil Products and (b) upon presentation of specified documents as specified in such letter of credit, letter of guarantee or bank guarantee (as the case may be);

“Transfer Certificate” means a certificate substantially in the form set out in schedule 4;

“Transferee Bank” has the meaning ascribed thereto in clause ;

“Transferor Bank” has the meaning ascribed thereto in clause ;

“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 8;

“Trust Property” means (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (b) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent in respect of the same (or any part thereof); and

“Underlying Documents” means, together, the Management Agreements and “Underlying Document” means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.4.9	references to a “demand” include any requirement to make payment in accordance with the terms of an L/C.

1.4.10	Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrower and the Banks) the Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

2	The Facilities

2.1	The Facilities; amounts; obligations and interests several

2.1.1	Amount

The Banks, relying upon each of the representations and warranties in clause 7, agree, upon and subject to the terms of this Agreement, to make available to the Borrower for the Availability Period:

(a)
a revolving overdraft facility for the purposes described in clause 1.1.1, in an aggregate amount not exceeding at any one time the applicable Overdraft Facility Limit, which shall be made available by drawings made on the Overdraft Account; and

(b)
a multi-currency revolving guarantee and letter of credit facility for the purposes described in clause 1.1.2, in an amount not exceeding at any one time the Guarantee Facility Commitment, which shall be made available by the issuing of L/Cs by the Issuing Bank, and the Banks agree to indemnify and keep indemnified, in their several Percentages (a) the Account Bank in respect of the Overdraft and the Overdraft Facility and (b) the Issuing Bank in respect of the L/Cs and the Guarantee Facility.

2.1.2	Obligations several

The obligations of the Creditors under this Agreement are several; the failure of any Creditor to perform such obligations shall not relieve any other Creditor or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank, Issuing Bank or Account Bank) under this Agreement.

2.1.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt.  No Creditor however shall have the right to protect and enforce its rights arising out of this Agreement other than with the prior written consent of the Majority Banks but, provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.2	Terms of Overdraft Facility

2.2.1
Each drawing under the Overdraft Facility may be made only upon receipt by the Account Bank of a written request (whether in the form of a cheque or any other written (including electronic) form agreed between the Account Bank and the Borrower from time to time) by the Borrower from time to time, duly signed or otherwise authorised by a person who, in the Account Bank’s discretion, is duly authorised by the Borrower to request the debiting of the Overdraft Account.

2.2.2
Subject to the terms and conditions of this Agreement, the Account Bank shall advance each drawing in respect of the Overdraft to the Borrower, on the date requested by the Borrower in accordance with clause 2.2.1 by (a) debiting the amount thereof to the Overdraft Account and (b) paying the proceeds thereof in accordance with the Borrower's written instructions.

2.2.3	Drawings under the Overdraft Facility may only be made on a Banking Day falling within the Availability Period.

2.2.4	The Borrower may repay amounts outstanding in respect of the Overdraft at any time by placing funds to the credit of the Overdraft Account.

2.2.5	The Overdraft Facility shall be revolving, so that sums repaid in respect of the Overdraft may be reborrowed provided always that the Overdraft shall never exceed the Overdraft Facility Limit.

2.2.6	No drawing on the Overdraft Account is permitted if such drawing would cause (a) the Overdraft to exceed the Overdraft Facility Limit or (b) the Borrower to be in breach of clause 8.2.1.

2.2.7	On the Final Maturity Date, the Borrower shall repay the Overdraft in full.

2.2.8	On the last day of the Availability Period:

(a)	the Overdraft Facility shall cease to be available and no drawings thereunder may be made thereafter; and

(b)	the Overdraft Facility Limit shall be reduced to zero.

(c)
Without prejudice to the Borrowers’ obligations under clause 8.1.3, neither the Account Bank nor any Bank shall have any responsibility for the application of proceeds of the Overdraft or any part thereof by the Borrower.

2.3	Terms of Guarantee Facility

2.3.1
Subject to the fulfilment of the conditions precedent contained in clause 9 and the conditions contained in clause 2.3.4, the Borrower may request the issuance of an L/C by ensuring that the Issuing Bank and the Agent receive a completed Issue Request not later than 11.00 a.m. (Piraeus time) two (2) Banking Days prior to the intended Issue Date.

2.3.2	The Borrower undertakes with the Issuing Bank and each Bank to use each L/C only for the purpose stated in clause 1.1.2.

2.3.3	The Guarantee Facility shall terminate on the last day of the Availability Period.

2.3.4	The conditions referred to in clause 2.3.1 are that:

(a)	an Issue Date has to be a Banking Day during the Availability Period;

(b)	each L/C shall be denominated in Dollars or in an Optional Currency;

(c)	the Original Dollar Amount of an L/C shall be not less than $1,000,000 (or such other amount as is agreed by the Majority Banks) or such other amount as is available in accordance with paragraph (d);

(d)	the total amount of the Outstandings of all Banks and the Outstanding Amount of the L/C then to be made shall not exceed the lower of:

(i)	the Guarantee Facility Commitment; and

(ii)	such amount as shall ensure that the Borrower is in compliance with clause 8.2.1 and shall remain in compliance with clause 8.2.1 after the issuance of the relevant L/C; and

(e)	each L/C shall specify an Expiry Date and that Expiry Date shall be a date falling not later than the Final Maturity Date.

2.3.5
Each Issue Request must be signed by a duly authorised signatory of the Borrower and, once served, the Issue Request cannot be revoked without the prior consent of the Issuing Bank and the Agent (acting on the instructions of the Majority Banks).

2.3.6	Subject to the provisions of this Agreement, the Issuing Bank shall on the Issue Date for an L/C, issue the relevant L/C to the relevant Beneficiary.

2.3.7
For the purposes of (a) the definition of “Actual Exposure” in clause 1.2 and (b) clauses 2.3.4(d) and 8.2.1, the Outstanding Amount of each Optional Currency L/C and the Original Dollar Amount of any Optional Currency L/C shall be multiplied by 110%.

2.4	Submission of Schedule of Receivables

If the Borrower elects to remedy any deficiency notified to it by the Agent pursuant to clause 8.2.1 by submitting a Schedule of Receivables, the Borrower shall submit to the Agent, within the time-limit provided for in such clause 8.2.1(b):

2.4.1
a Schedule of Receivables duly executed as a deed by the Borrower and setting out details of the Receivables which the Borrower wishes to provide to the Security Agent as security under the Receivables Assignment for the purposes of clause 8.2.1(b), provided that:

(a)	no more than five per cent (5%) of the aggregate of all such Receivables set out in such Schedule of Receivables shall be due from any one Customer (except the United States Navy); and

(b)	such Receivables shall not have been contained in a Schedule of Receivables previously delivered under this Agreement;

2.4.2
in respect of each Receivable contained in a Schedule of Receivables submitted to the Agent under clause 2.4.1, a copy of the bunkering confirmation issued by the Borrower to the relevant Customer together with a copy of the Customer’s confirmation of such bunkering confirmation, together evidencing the contract entered into between the Borrower and the Customer in relation to such Receivable and complying with the following requirements:

(a)
such bunkering confirmation when read together with the relevant Customer’s confirmation shall include, whether expressly or by incorporation, all the terms of such contract between the Borrower and the Customer;

(b)
in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by the Borrower or its employees, such bunkering confirmation when read together with the relevant Customer’s confirmation shall refer to and incorporate the Borrower’s standard terms and conditions;

(c)
in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by any parties other than the Borrower or its employees, such bunkering confirmation shall contain the following wording:

“AMP’s standard terms and conditions to apply, except as regards operational matters at the place of delivery, in relation to which supplier’s terms and conditions shall apply”;

2.4.3
in respect of each Receivable contained in a Schedule of Receivables submitted to the Agent under clause 2.4.1, a copy of the receipt for the oil bunkers and/or lubricants supplied (as relevant) complying with the following requirements:

(a)
such receipt shall have been duly signed by the master or chief engineer on behalf of the vessel to which the Borrower has supplied such oil bunkers and/or lubricants (as relevant) as evidence of the relevant Customer’s irrevocable payment obligations, free from any rights of set-off or other deduction;

(b)	in the case of oil bunkering receipts or lubricant sales receipts issued by any parties other than the Borrower or its employees, such receipt shall:

(i)	contain an express acknowledgement to the effect that the relevant third party has supplied the relevant Receivables to the Customer for and on behalf of the Borrower; and

(ii)	set out the number of the relevant bunkering confirmation to which such receipt relates;

(c)	in the case of oil bunkering receipts, such receipt shall be dated no more than 45 days before the relevant Issue Date and shall have a payment tenor of no more than 30 days;

(d)	in the case of lubricant sales receipts, such receipt shall be dated no more than 60 days before the relevant Issue Date and shall have a payment tenor of no more than 60 days;

2.4.4	for each copy of a receipt delivered under clause 2.4.3, a certificate duly signed by an officer of the Borrower, certifying that the copy of the relevant receipt is true and up to date; and

2.4.5	for each copy of a receipt delivered under clause 2.4.3, a carbon copy of the relevant invoice issued to the relevant Customer, complying with the following requirements:

(a)	in the case of oil bunkering invoices, such invoice shall have a payment tenor of no more than 30 days as of the date of the relevant receipt; and

(b)	in the case of lubricant sales invoices, such invoice shall have a payment tenor of no more than 60 days as of the date of the relevant receipt.

2.5	Reset Date

Reset Date shall be each date when the Borrower, after the Agent has served a notice in accordance with clause 8.2.1 notifying it of a deficiency thereunder, submits a Schedule of Receivables pursuant to clause 2.4 in order to remedy the relevant deficiency notified by the Agent.

2.6	Extension of Expiry Date

The Borrower may, by notice in writing to the Agent and the Issuing Bank signed by a duly authorised signatory of the Borrower not later than 11.00 a.m. (Piraeus time) five (5) Banking Days prior to the Expiry Date of an L/C, request that the Banks approve the extension of such Expiry Date.  Subject to compliance with the following conditions:

2.6.1	the extended Expiry Date shall be a date falling not later than the Final Maturity Date;

2.6.2	no Default has occurred and is continuing as at the date on which such extension is implemented;

2.6.3	the representations and warranties in clause 7 and those (if any) in the Security Documents would be true and not misleading if repeated on the date of the request for extension; and

2.6.4	the Agent is satisfied that the test contained in clause 8.2.1 would not then or in the future be breached by reason of the requested extension,

the Banks (acting through the Agent) shall agree to and implement such request by amending and re-issuing the relevant L/C.

2.7	Selection of Optional Currencies for L/Cs

2.7.1	If an L/C is to be issued in an Optional Currency, the Borrower shall specify such Optional Currency in the relevant Issue Request submitted in accordance with clause 2.3.1.

2.7.2	If the Borrower fails to specify an Optional Currency, it shall be deemed to have specified Dollars for the L/C concerned.

2.8	Amount of Optional Currencies

2.8.1
In this clause 2.8, the “Issuing Bank’s spot rate of exchange” means the Issuing Bank’s rate of exchange for the purchase in the London Foreign Exchange Market of the appropriate amount of the relevant Optional Currency with Dollars at or about 11.00 a.m. on, as the case may be, each Issue Date on which an Optional Currency L/C is to be issued or on which a previously issued Optional Currency L/C remains outstanding, the Settlement Date of an Optional Currency L/C and each Reset Date or on any other date when compliance with clause 8.2.1 is tested by the Agent, as relevant (each an “L/C Valuation Date”).

2.8.2	On each L/C Valuation Date the Agent shall determine:

(a)	in the case of an Issue Date, the Outstanding Amount of each Optional Currency L/C then outstanding or to be issued on that L/C Valuation Date;

(b)	in the case of a Settlement Date, the Outstanding Amount of each relevant Optional Currency L/C; and

(c)	in the case of a Reset Date or any other date when compliance with clause 8.2.1 is tested by the Agent, the Outstanding Amount of each Optional Currency L/C then outstanding,

by converting the amount of such L/C in the Optional Currency into Dollars on the basis of the Issuing Bank’s spot rate of exchange.

2.8.3	The Issuing Bank shall promptly notify the Agent and the Agent shall notify the Banks and the Borrower of the Issuing Bank’s spot rate of exchange (as to which the Issuing

2.8.4	Bank’s determination shall, in the absence of manifest error, be conclusive on the Borrower and the other Creditors) and of the Outstanding Amounts hereunder as soon as they are ascertained.

2.9	Reduction of L/Cs

The Outstanding Amount of an L/C shall not be treated as reduced for the purposes of this Agreement unless and until:

2.9.1	the Issuing Bank has received a written confirmation from the Beneficiary of such L/C of the amount of such reduction; or

2.9.2
the Issuing Bank has notified the Agent and the Agent has notified the Borrower in writing that (notwithstanding the absence of a written confirmation from the Beneficiary of such L/C) it is satisfied that its liability under the L/C has been irrevocably reduced or discharged; or

2.9.3	the amount of the L/C irrevocably and unconditionally reduces in accordance with its terms; or

2.9.4
the expiry date of the L/C elapses and the Issuing Bank has notified the Agent and the Agent has notified the Borrower in writing that it is satisfied that no claim or demand has been made, or may thereafter be made, under the L/C.

If the Outstanding Amount of an L/C has been reduced pursuant to this clause 2.9, the Outstandings of each Bank shall be reduced by such Bank’s Percentage of the amount of the reduction of the L/C.

2.10	Settlement of L/Cs

2.10.1
The Issuing Bank shall, immediately after receiving a demand from, or after being notified by, a Beneficiary that it is required to make payment under an L/C, notify the Agent, and the Agent shall notify the Borrower and the Banks that such payment is due and of the Settlement Amount and the Settlement Date.

2.10.2
The Borrower shall immediately after notification from the Agent under clause 2.10.1 reimburse the Settlement Amount to the Issuing Bank by payment forthwith to the Agent for the account of the Issuing Bank on the Settlement Date the Settlement Amount in Dollars or, if the relevant L/C was issued in an Optional Currency, in such Optional Currency.

2.11	L/C payments

The Borrower:

2.11.1	irrevocably authorises the Issuing Bank to make any payment demanded from it pursuant to an L/C if that demand is made in accordance with its terms;

2.11.2
accepts that any demand for payment made by the Beneficiary pursuant to an L/C and which is made in accordance with its terms shall be conclusive evidence that the Issuing Bank was liable to make payment under that L/C and any payment which the Issuing Bank makes pursuant to any such demand shall be accepted by the Borrower as binding upon the Borrower; and

2.11.3
acknowledges and agrees that the Issuing Bank shall not in any circumstances whatsoever be liable to the Borrower in respect of any loss or damage suffered by the Borrower by reason of the Issuing Bank making a payment to the Beneficiary in connection with any payment demanded under an L/C.

2.11.4	No impairment

The Borrower shall neither be discharged from any of its liabilities or obligations under clauses 2.10.2 and 4.1 by, nor have any claim against any Creditor in respect of:

2.11.5	any misrepresentation or non-disclosure in respect of the affairs or condition of a Creditor made to the Borrower by any person; or

2.11.6
a Beneficiary and/or any Creditor releasing or granting any time or any indulgence whatsoever or making any settlement, composition or arrangement with the Borrower, a Beneficiary, any other Security Party or any other person; or

2.11.7
a Beneficiary and/or any Creditor asserting or pursuing, failing or neglecting to assert or pursue, or delaying in asserting or pursuing, or waiving, any of their rights or remedies against the Borrower, a Beneficiary, any other Security Party or any other person; or

2.11.8
a Beneficiary and/or any Creditor and/or the Borrower, with the consent of the Borrower (or with or without the consent of the Borrower in the case of any variation agreed between a Beneficiary and the Borrower or the person whose obligations are guaranteed thereby), making, whether expressly or by conduct, any variation to any L/C; or

2.11.9	a Beneficiary and/or any Creditor and/or the Borrower:

(a)
taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security in relation to a Beneficiary or any Creditor or the Borrower or any other person in such manner as it or they think fit; or

(b)
claiming, proving for, accepting or transferring any payment in respect of the obligations and liabilities of the Borrower and/or a Beneficiary relative to any L/C or under this Agreement in any composition by, or winding up of, the Borrower and/or any third party or abstaining from so claiming, proving, accepting or transferring; or

2.11.10	any assignment or transfer by a Beneficiary of, or any succession to, any of its rights relative to any L/C.

2.12	Expiry Date after the Final Maturity Date

Without prejudice to the rights of the Issuing Bank under clauses 2.3.4 and 2.6, if the Banks in their absolute and unfettered discretion, and following a relevant request by the Borrower, agree that the Issuing Bank issues an L/C with an Expiry Date falling later than the Final Maturity Date, or agree to the extension of the Expiry Date of an existing L/C beyond the Final Maturity Date, the Borrower undertakes with each Creditor to place funds to the credit of the Cash Collateral Account in the currency in which the relevant L/C is denominated and in such amount as determined by the Agent (acting on the instructions of the Majority Banks in their absolute discretion) (which, in any event, shall be no less than the Outstanding Amount of the relevant L/C).

2.13	Payment by Banks

2.13.1
If the Borrower fails to make payment on due date in respect of an L/C in accordance with clause 2.10.2 or clause 10.4.2, each Bank shall pay to the Agent for the account of the Issuing Bank on demand an amount in the currency payable by the Issuing Bank under such L/C equal to such Bank’s Percentage of (a) the amount paid by the Issuing Bank under such L/C and any interest thereon calculated in accordance with clause 3.3 less (b) any amount received by the Issuing Bank from the Borrower in respect of such L/C less (c) any amount standing to the credit of the Cash Collateral Account in respect of the L/Cs.

2.13.2
If the Borrower fails to repay or prepay any amount of principal in respect of the Overdraft on its due date under any provision of this Agreement, each Bank shall pay to the Agent for the account of the Account Bank on demand an amount in Dollars equal to such Bank’s Percentage of such unpaid amount of principal in respect of the Overdraft and any interest thereon calculated in accordance with clause 3.2 (but after deducting the Margin for such Bank which has not been previously paid to the Account Bank in accordance with clause 3.1).

2.14	Banks’ authorisation to Issuing Bank

The Banks hereby authorise the Issuing Bank to issue L/Cs under this Agreement and agree that the Issuing Bank may, with respect to any L/C issued by it, make such arrangements for advising or confirming the same and administer the same (including amendments thereto within the terms of clause 2) as the Issuing Bank thinks fit.

2.15	Notification to Borrower and Banks

2.15.1
The Issuing Bank shall notify the Agent, and the Agent shall notify the Borrower and the Banks, on the last Banking Day of each week, of the amount, currency, date of opening and Expiry Date of each L/C issued during that week and of the aggregate Outstanding Amount of all outstanding L/Cs at the end of such week.

2.15.2
The Account Bank shall notify the Agent, and the Agent shall notify the Borrower and the Banks, on the last Banking Day of each week, of the amount of the Overdraft as at the end of that week and the daily debit balances thereof during the week ending on such date.

2.15.3
The notifications of this clause 2.16 may be made in the form of bank account statements in respect of the Overdraft Account prepared and sent by the Account Bank to the Agent in the manner specified in the terms and conditions applicable to the Overdraft Account as agreed between the Account Bank, the Agent and the Borrower from time to time.

3	Interest and Interest Periods

3.1	Overdraft - normal interest rate

3.1.1
The Overdraft shall bear interest calculated on a daily basis at the annual rate of interest which is conclusively certified by the Account Bank to the Agent, and notified by the Agent to the Banks and the Borrower, to be the aggregate of (a) the Margin, (b) the Mandatory Cost (if any) of the Account Bank and (c) LIBOR applicable to each of the relevant days, and such interest shall be payable quarterly on the twentieth (20th) day of March, June, September and December of each calendar year (or on such other date or dates as the Account Bank may notify to the Agent and the Agent notified to the Banks and the Borrower from time to time) up to the Final Maturity Date and on the Final Maturity Date.

3.1.2
Interest payments due on the Overdraft shall be made by way of debit to the Overdraft Account (at the Account Bank’s discretion) provided that such debit shall not cause the Overdraft (which for these purposes shall include any amount in respect of which the Borrower has made a drawing request pursuant to clause 2.2) to exceed the applicable Overdraft Facility Limit.  If interest payments due hereunder are not debited to the Overdraft Account as permitted by the preceding sentence, the Borrower shall pay the amount thereof to the Agent (for the account of the Account Bank) in cash on the due date.

3.1.3
The Account Bank shall advise the Agent, and the Agent shall advise the Banks and the Borrower, of the interest rates applied to the Overdraft by including such information in the bank account statements in respect of the Overdraft Account referred to, and sent to the Agent at the times specified in, clause 2.16.2.

3.2	Overdraft - interest before demand

If the Borrower shall be obliged to pay to the Account Bank any amounts of principal or interest in respect of the Overdraft pursuant to clauses 2.2 or 3.1.1 but shall fail to do so, it shall pay to the Agent for the account of the Account Bank interest on that amount from the due date to the date of payment by the Borrower hereunder or the date on which the Agent makes a demand on the Banks pursuant to clause 2.14.2 (whichever shall be earlier) at a rate per annum (as determined by the Agent) equal to the aggregate of (a) the Margin, (b) the Account Bank’s cost of funding such amount (expressed as a percentage of such amount) and (c) Mandatory Cost (if any) of the Account Bank.  If any amount remains unpaid after demand has been made on the Banks, clause 3.4 shall apply.

3.3	Guarantee Facility - interest before demand

If the Borrower shall be obliged to reimburse the Issuing Bank for a Settlement Amount on the relevant Settlement Date pursuant to clause 2.10.2 but shall fail to do so, it shall pay to the Agent for the account of the Issuing Bank interest on that Settlement Amount from the relevant Settlement Date to the date the Issuing Bank is reimbursed by the Borrower hereunder on the date on which the Agent makes demand on the Banks pursuant to clause 2.14.1 (whichever shall be earlier) at a rate per annum (as determined by the Agent) equal to the Issuing Bank’s cost of funding such amount (expressed as a percentage of such amount).  If any amount remains unpaid after demand has been made on the Banks, clause 3.4 shall apply.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause , on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause .  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Agent, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin (only in respect of sums due under the Overdraft Facility), (c) LIBOR for such period or, for any amounts denominated in euros, EURIBOR for such period and (d) the Mandatory Cost (if any) of the Account Bank in respect of the Overdraft.  Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.  If, for the reasons specified in clause 3.6.1 (and as if references to the Account Bank in clause 3.6.1(c) included references to that Bank), the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause , each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin (only in respect of sums due under the Overdraft Facility) and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrower, the Banks, the Issuing Bank and the Account Bank promptly of the duration of each Interest period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

Market disruption; non-availability

3.6	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR or (as the case may be) EURIBOR during such Interest Period; or

(b)	where applicable, only one or none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR or (as the case may be) EURIBOR; or

(c)
the Agent shall have received notification from the Account Bank that deposits in Dollars are not available to the Account Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Overdraft or part thereof for such Interest Period, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrower, the Account Bank, the Issuing Bank and to each of the Banks.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of the Overdraft Facility shall not be borrowed and no further L/C shall be issued, until notice to the contrary is given to the Borrower and the other Creditors by the Agent.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Agent under clause .1, the Account Bank shall certify an alternative basis (the “Alternative Basis”) for maintaining the Overdraft.  The Alternative Basis may at the Account Bank’s sole and unfettered discretion (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Account Bank equivalent to the Margin.  The Agent shall certify the Alternative Basis to the Borrower, the Banks and the Account Bank.  The Alternative Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause .1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

3.7	Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purposes of calculating LIBOR or (as the case may be) EURIBOR the interest rate shall be determined, subject to clause 3.6, on the basis of quotations furnished by the other Reference Banks.

4	Indemnities; cancellations; pre-payments on Total Loss

4.1	Borrower's indemnity

The Borrower undertakes:

(a)
to pay to the Agent (for the account of the Issuing Bank) upon demand by the Agent an amount equal to each amount and in the same currency as demanded from or paid by the Issuing Bank under any L/C and not otherwise fully paid or repaid by the Borrower under this Agreement;

(b)
to pay to the Agent (for the account of the Account Bank) upon demand by the Agent an amount equal to each amount and in the same currency made available by the Account Bank to the Borrower under the Overdraft and not fully repaid by the Borrower at the time when it falls due under this Agreement;

(c)
to pay to the Agent (for the account of the Banks rateably in accordance with their respective Percentages) upon demand by the Agent an amount equal to each amount paid by the Banks under any of clauses 2.14, 4.2.1 and 4.2.2 and any part of the Margin which has not been paid by the Borrower to the Account Bank when due under this Agreement; and

(d)
to indemnify the Issuing Bank, the Account Bank and the Banks and each of them severally on demand against all actions, claims, demands, liabilities, costs, losses, damages and expenses of whatsoever nature and howsoever incurred or any penalty or other expenditure which may result or which the Issuing Bank or any Bank may incur, suffer or sustain in connection with or arising in any way whatsoever out of this Agreement or the Overdraft or the issuing of the L/Cs.

4.1.2
The Issuing Bank and each Bank shall be entitled to pay immediately any amount for which a demand or request has been made at any time under any L/C without any reference to or further authority from the Borrower and neither the Agent, the Issuing Bank nor any Bank shall be under any duty to investigate or enquire whether any claim or demand on the Issuing Bank or any Bank shall have been properly made notwithstanding that the Borrower may dispute the validity of such claim or demand.  The liabilities of the Borrower under this Agreement shall be in no way prejudiced, affected or diminished by the fact that the Issuing Bank or any Bank was or might have been justified in refusing payment of any amount claimed or demanded.

4.2	Banks' indemnities

4.2.1
Each Bank severally undertakes that it will upon demand by the Agent indemnify the Issuing Bank in an amount equal to such Bank's Percentage of any amount payable by the Borrower to or for the account of the Issuing Bank pursuant to this Agreement but unpaid (save that in respect of any such amount which is described in clause 2.14.1, the indemnity of that clause 2.14.1 prevails over the indemnity of this clause 4.2.1).  Each Bank undertakes to pay to the Agent (for the account of the Issuing Bank) interest upon any amounts payable by such Bank pursuant to this clause 4.2.1 from the date of demand in relation to any sum demanded of such Bank pursuant to this clause 4.2.1 to the date of actual payment by such Bank at a rate equal to the Issuing Bank's cost of funding such amount (expressed as a percentage of such amount).  Such interest shall be payable from time to time on demand by the Agent.

4.2.2
Each Bank severally undertakes that it will upon demand by the Agent indemnify the Account Bank in an amount equal to such Bank's Percentage of any amount payable by the Borrower to or for the account of the Account Bank pursuant to this Agreement but unpaid (save that in respect of any such amount which is described in clause 2.14.2, the indemnity of that clause 2.14.2 prevails over the indemnity of this clause 4.2.2). Each Bank undertakes to pay to the Agent (for the account of the Account Bank) interest upon any amounts payable by such Bank pursuant to this clause 4.2.2 from the date of demand in relation to any sum demanded of such Bank pursuant to this clause 4.2.2 to the date of actual payment by such Bank at a rate equal to the Account Bank's cost of funding such amount (expressed as a percentage of such amount).  Such interest shall be payable from time to time on demand by the Agent.

4.2.3
The Issuing Bank shall be entitled to pay immediately any amount for which a demand or request has been made at any time under any L/C, without any reference to or further authority from the Banks and, subject as provided in clause 4.2.4, the Issuing Bank shall not be under any duty to investigate or enquire whether any claim or demand on the Issuing Bank shall have been properly made notwithstanding that a Bank may dispute the validity of such claim or demand.  Subject as provided in clause 4.2.4, the liabilities of each Bank under this Agreement shall be in no way prejudiced, affected or diminished by the fact that the Issuing Bank was or might have been justified in refusing payment of any amount claimed or demanded.

4.2.4
The Banks shall not be liable to indemnify the Issuing Bank in respect of any losses, damages, costs or expenses suffered or incurred by the Issuing Bank by reason of the Issuing Bank failing to examine documents presented under an L/C with reasonable care to ascertain that they appear on their face to be in accordance with the terms and conditions of such L/C.

4.2.5
If any Bank fails to make any payment to the Agent for the account of the Issuing Bank pursuant to clauses 2.14 or 4.2 on the due date (for the purposes of this clause 4.2.5, any such unpaid amount, an “overdue amount”) then until such Bank's failure has been remedied in full, the Issuing Bank shall be entitled to (a) in respect of any overdue amount, the benefit of such Bank's share of the Borrower's indemnity under clause 4.1 and the benefit of all security then existing or thereafter created to secure the obligations of the Borrower under this Agreement to which such Bank would have been entitled had it performed its obligations in full as aforesaid, (b) such Bank's rights to letter of credit commissions under this Agreement in respect of the L/C in respect of which it has failed to perform its obligations and (c) such Bank's Percentage as corresponds to each overdue amount for the purpose of determining the Majority Banks.  The rights conferred upon the Issuing Bank by this clause 4.2.5 shall be in addition and without prejudice to its other rights against such Bank under this clause 4.2.

4.2.6
If any Bank fails to make any payment to the Agent for the account of the Account Bank pursuant to clauses 2.14 or 4.2 on the due date (for the purposes of this clause 4.2.6, any such unpaid amount, an “overdue amount”) then until such Bank's failure has been remedied in full, the Account Bank shall be entitled to (a) in respect of any overdue amount, the benefit of such Bank's share of the Borrower's indemnity under clause 4.1 and the benefit of all security then existing or thereafter created to secure the obligations of the Borrower under this Agreement to which such Bank would have been entitled had it performed its obligations in full as aforesaid, (b) such Bank’s right to the Margin in respect of the part of the Overdraft in respect of which it has failed to perform its obligations and (c) such Bank's Percentage as corresponds to each overdue amount for the purpose of determining the Majority Banks.  The rights conferred upon the Account Bank by this clause 4.2.6 shall be in addition and without prejudice to its other rights against such Bank under this clause 4.2.

4.3	Prepayments, reductions and cash-collateralisations on Total Loss

4.3.1	Before utilisation

On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Agent, may result in that Ship being subsequently determined to be a Total Loss, before any drawing is made under this Agreement or any L/C is issued, the Overdraft Facility Limit and the Guarantee Facility Commitment will be reduced by such amount as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require.

4.3.2	After utilisation

If a Mortgaged Ship becomes a Total Loss after any drawing is made or L/C issued under this Agreement, then:

(a)
forthwith after the occurrence of such Total Loss, the Overdraft Facility Limit and the Guarantee Facility Commitment shall be reduced by such amounts as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require; and

(b)
forthwith following the Agent’s request, the Borrower shall repay such part of the Overdraft, and shall place funds to the credit of the Cash Collateral Account in such amount and in such currency, as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require.

4.3.3	Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

5	Fees, commissions and expenses

5.1	Fees

The Borrower shall pay to the Agent:

5.1.1
for the account of the Arranger (and for sharing and distribution between the Arranger and the Banks in such manner as has been separately agreed between them), on the date of this Agreement, an arrangement fee in the amount of $450,000;

5.1.2
for the account of the Agent, on the date of this Agreement and at twelve (12) monthly intervals thereafter until all moneys owing under the Security Documents have been repaid in full, an annual agency and administration fee in the amount of $50,000 per annum;

5.1.3
for the account of the Banks pro rata in accordance with their Percentages, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Availability Period, and on such day, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point two five per cent (0.25%) per annum on (a) the daily undrawn amount of the Overdraft Facility Limit and (b) the daily balance of the unutilised Guarantee Facility Commitment;

5.1.4
for the account of the Banks pro rata in accordance with their Percentages, in respect of each L/C, on the last day of each calendar month up to the Expiry Date of such L/C and on the Expiry Date of such L/C, letter of credit commission on the daily Outstanding Amount of such L/C, computed in respect of that L/C from its Issue Date (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the following respective rates in respect of each type of L/C:

(a)	in respect of Documentary L/Cs, zero point two five per cent (0.25%) per annum;

(b)	in respect of Transaction Related Standby L/Cs, zero point six two five per cent (0.625%) per annum; and

(c)	in respect of Direct Credit Substitutes, one point two five per cent (1.25%) per annum; and

5.1.3	for an account of the Issuing Bank, on the Issue Date for an L/C, a processing fee of $500 in respect of each L/C so issued on such date.

The fees and the commissions referred to in this clause 5.1 shall be payable by the Borrower whether or not any drawing is ever made under the Overdraft Facility or, except in the case of clauses 5.1.4 and 5.1.5, any L/C is ever issued.  All monies payable pursuant to this clause are non-refundable.

5.2	Expenses

The Borrower shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by any Creditor:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents together with interest at the rate referred to in clause  from the date on which such expenses were incurred, in each case to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees, commissions and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by any of the Creditors under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Security Documents, the Underlying Documents, the Overdraft, the L/Cs or any amount owing pursuant to clauses 2.10.2 or 4.1.1 and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

5.5	Distribution of Margin

On receipt by the Account Bank from the Borrower (whether by debiting of the Overdraft Account or otherwise) of the portion of each interest payment on the Overdraft equivalent to the Margin (whether on its due date or otherwise), the Account Bank shall pay such amounts to the Agent for the account of the Banks rateably in accordance with their Percentages.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing their obligations under this Agreement the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on the due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. All payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause , free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency in which they are denominated (except for changes or expenses which shall be paid in the currency in which they are incurred) on the due date (for value on the day on which payment is due) and, except in respect of repayments of principal under, and payments of interest on, the Overdraft which shall be payable to the Overdraft Account (or otherwise to such account of the Account Bank as it may advise the Borrower in writing) shall be made to the account of the Agent as follows:

6.1.1	if in Dollars:

(a)	by not later than 11.00 a.m. (New York time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account of the Agent at American Express Bank Limited, 23rd Floor, American Express Tower, 200 Vesey Street, New York, NY 10285-2300, U.S.A. (Account No 000261123), or to such other account with such other bank as the Agent may from time to time notify to the Borrower;

6.1.2	if in an Optional Currency (other than euros and Sterling):

(a)
by not later than 11.00 a.m. local time in the place for payment (or such other time as may be required law or practice for the settlement of foreign exchange transactions in the place of payment) on the due date; and

(b)
in lawful money of the country of that currency which is freely transferable and convertible into Dollars and in immediately available funds to the account of such bank in such place in the country of that currency as the Agent shall from time to time notify to the Borrower;

6.1.3	if in Sterling:

(a)	by not later than 11.00 a.m. (London time) on the due date;

(b)	in immediately available funds; and

(c)	to such account of the Agent with such bank as the Agent shall from time to time notify to the Borrower; and

6.1.4	if in euros:

(a)	by not later than 11.00 a.m. (Greek time) on the due date;

(b)	in immediately available funds; and

(c)	to such account of the Agent with such bank as the Agent shall from time to time notify to the Borrower.

Save for all payments of principal and interest under the Overdraft Facility (excluding the Margin to which clause 5.4 shall apply) which shall be for the account of the Account Bank and save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Percentage.

6.2	Payment by the Account Bank and the Banks

6.2.1	All sums to be made available to the Borrower under this Agreement in respect of the Overdraft shall be paid in Dollars in accordance with the Borrower’s instructions pursuant to clause 2.2.1

6.2.2
All payments to be made by a Bank to or for the account of the Issuing Bank or the Agent or the Account Bank under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6.2, free and clear of any deductions or withholdings, in Dollars (if the relevant payment is due in Dollars) or in the relevant Optional Currency (if the relevant payment is due in an Optional Currency) on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose and, in the case of payments for the account of the Issuing Bank or the Account Bank, shall be paid by the Agent on such date in like funds as are received by the Agent to the Issuing Bank or the Account Bank.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and:

(a)	in the case of payments denominated in Dollars or an Optional Currency other than Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty (360) day year; or

(b)	in the case of payments denominated in Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty five (365) day year.

6.5	Certificates conclusive

Any certificate or determination of the Agent or the Issuing Bank or the Account Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

6.6.1
If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2
If at any time any Bank is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of the Agent or the Issuing Bank or the Account Bank, the sum due from such Bank in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent, the Issuing Bank or the Account Bank (as the case may be) receives on the due date for such payment (and retains free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and each Bank shall indemnify the Agent, the Issuing Bank or the Account Bank against any losses or costs incurred by either of them by reason of any failure of such Bank to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

6.7	Loan account

Each of the Banks, the Issuing Bank and the Account Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents.  Each of the Agent and the Security Agent shall maintain a control account (which shall be the “account current” referred to in each Mortgage which shall be in statutory form), showing the Overdraft, any amounts owing under clauses 2.10.2 or 4.1.1, the Outstandings of all the Banks and other sums owing to the Banks, the Issuing Bank and the Account Bank under the Security Documents and all payments in respect thereof made from time to time. Each such control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under any of the Security Documents to the Agent, the Account Bank or, as the case may be, the Security Agent for the account of another person, the Agent, the Account Bank or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent, the Account Bank or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Agent, the Account Bank or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent, the Account Bank or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent, the Account Bank or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent, the Account Bank or, as the case may be, the Security Agent for any and all loss or expense which the Agent, the Account Bank or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrower under any of the Security Documents, the amount received by the Agent or the Account Bank from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date then, without prejudice to any rights or remedies available to the Creditors or any of them under any of the Security Documents, then, in the case of moneys received by the Account Bank, in the Overdraft Account, it may, if requested by the Agent (acting on the instructions of the Majority Banks) pay such funds to the Agent and, in any such case the Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

6.9.1	firstly, in or towards payment, on a pro rata basis, of any unpaid costs and expenses of the Creditors or any of them under any of the Security Documents;

6.9.2
secondly, in or towards payment, on a pro rata basis, of any fees payable to the Arranger, the Agent, the Issuing Bank, the Account Bank or any other Creditor under, or in relation to, the Security Documents which remain unpaid;

6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commissions payable under clause 5.1 which shall have become due but remain unpaid;

6.9.4
fourthly, in or towards payment to the Banks, the Issuing Bank and the Account Bank, on a pro rata basis, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid (including any part of the Margin payable by the Account Bank to the Agent for the account of the Banks under clause 5.5);

6.9.5
fifthly, in or towards payment to the Banks, the Issuing Bank and the Account Bank, on a pro rata basis, of any amounts of principal in respect of the Overdraft or owing under clauses 2.10.2 or 4.1.1, which shall have become due but remains unpaid;

6.9.6
sixthly, in or towards payment to any Bank for any loss suffered by reason of any payment in respect of principal not being effected on an Interest Payment Date relating to the part of principal so repaid and which amounts are so payable under this Agreement; and

6.9.7
seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses  to 6.9.7 may be varied by the Agent if all the Banks so direct without any reference to, or consent or approval from the Borrower.

6.10	Types of L/C

For all purposes of this Agreement, the Issuing Bank shall determine, which determination shall be conclusive and binding on the Borrower and the other Creditors, whether an L/C is to be classified as a Documentary L/C, a Transaction Related Standby L/C or a Direct Credit Substitute.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to each Creditor that:

7.1.1	Due incorporation

the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as corporations or (as the case may be) as companies with limited liability and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the Borrower’s Security Documents and the Underlying Documents to which it is or is to be a party and to borrow the Overdraft and any other borrowings and liabilities under this Agreement, and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Overdraft or any other borrowings and liabilities under this Agreement or any other transaction contemplated by this Agreement or the other Security Documents;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties, will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (d) result in the creation or imposition of or oblige the Borrower or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of the officers of the Borrower, threatened against the Borrower or any other Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

7.1.6	No filings required

save for the registration of each Mortgage through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the Underlying Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Security Documents and the Underlying Documents and each of the Security Documents and the Underlying Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Account Pledges), the choice of the law of the relevant Flag State to govern each Mortgage and the choice of Greek law to govern the Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts, are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.10	Shareholdings

(a)	each of the Borrower, each Owner and the Manager are wholly-owned direct or indirect Subsidiaries of the Corporate Guarantor; and

(b)	no less than 32% of the total issued voting share capital of the Corporate Guarantor is ultimately beneficially owned by Mr Dimitrios Melissanidis; and

(c)
no person or persons acting in concert (other than Mr Dimitrios Melissanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melissanidis), of the total issued voting share capital of the Corporate Guarantor or have the control of the Corporate Guarantor or of its board of directors (and “control” shall have the meaning given to it in the definition of “Subsidiary” in clause 1.2); and

7.1.11	Financial statements correct and complete

the unaudited consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2007 as delivered to the Agent have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date neither the Group nor any member thereof had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

7.2	Initial representations and warranties

The Borrower further represents and warrants to each Creditor that:

7.2.1	Pari passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower (with the exception of any obligations which are mandatorily preferred by law and not by contract);

7.2.2	No default under other Indebtedness

neither the Borrower nor any of its Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Agent or the Banks in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

(a)	each Additional Ship will be on the Additional Mortgage Date for that Ship; and

(b)	each Ship (other than the Additional Ships) will be on the date of this Agreement:

(i)	in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(ii)	registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(iii)	operationally seaworthy and in every way fit for service; and

(iv)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7	Ships’ employment

none of the Ships will be:

(a)	in the case of an Additional Ship, on the Additional Mortgage Date for that Ship; or

(b)	in the case of each Ship (other than an Additional Ship), on the date of this Agreement,

subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Creditors or any of them and on the date of this Agreement, there will not be any agreement or arrangement whereby the Earnings of any Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

no Ship nor its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are or are to be the subject of any of the Ship Security Documents relating to that Ship, nor any of the Accounts nor the Receivables nor any part thereof will be, on the date of this Agreement, subject to any Encumbrances (other than Permitted Encumbrances);

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

(a)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrower nor any other Relevant Party nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against any of the Owners or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any of the Owners nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12	No material adverse change

there has been no material adverse change in the financial position of the Borrower or the Owners or the Corporate Guarantor or any other Relevant Party or the consolidated financial position of the Group, from that described by the Borrower to the Agent and the Banks in the negotiation of this Agreement;

7.2.13	ISPS Code

on the date of this Agreement, the Owner of each Ship, shall have a valid and current ISSC in respect of its Ship and each such Ship shall be in compliance with the ISPS Code;

7.2.14	Copies true and complete - commissions

the copies of each of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 or under any other term of this Agreement are, or will when delivered be, true and complete copies of such documents; each of such document constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder;

7.2.15	Application for DOC and SMC

the Operator of each Ship has applied for a DOC for itself and an SMC in respect of each Ship and neither the Borrower nor the Operator of any Ship is aware of any reason why any such application may be refused; and

7.2.16	Borrower’s own account

in relation to the borrowing by the Borrower of the Overdraft and any other amounts under this Agreement, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)).

7.3	Repetition of representations and warranties

7.3.1
On and as of the date of this Agreement and each Issue Date of an L/C and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to each Creditor that the then latest audited consolidated financial statements of the Group delivered to the Agent or the Security Agent (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate, respectively, and, as at the end of such financial period, neither the Corporate Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents, whether actually or contingently, and while all or any part of the Overdraft Facility or the Guarantee Facility Commitment is available, it will:

8.1.1	Notice of Default

promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

(a)	without prejudice to paragraph (b) below, use the Overdraft and the L/Cs exclusively for the relevant purposes specified in clauses 1.1 and 2.1; and

(b)	(in view of the fact that the Overdraft Facility is to be used for (inter alia) working capital purposes), ensure that there are fluctuating debit balances in the Overdraft Account at all times;

8.1.4	Pari passu and subordination of intra-Group loans

(a)
ensure that the obligations of the Borrower, each Owner and the Corporate Guarantor under this Agreement, each Owner’s Guarantee and the Corporate Guarantee, respectively, shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other respective present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)
ensure that, to the extent that the proceeds of the Overdraft Facility are on-lent by the Borrower to the Corporate Guarantor or any Owner or any other member of the Group in accordance with the specified purpose of the Overdraft Facility pursuant to clauses 1.1 and 2.1:

(i)
the relevant loan or loans shall be made on an unsecured basis and shall be fully subordinated towards any moneys owing to the Creditors, whether actually or contingently, under this Agreement and the other Security Documents; and

(ii)
neither the relevant loan or loans nor any part thereof nor any interest accrued or accruing thereon shall be repaid or paid to the Borrower unless any and all moneys owing to the Creditors, whether actually or contingently, under this Agreement and the other Security Documents (including the Aggregate Liabilities) have been repaid in full;

8.1.5	Financial statements

prepare or cause to be prepared consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group’s auditors and prepare or cause to be prepared unaudited consolidated financial statements of the Group in respect of each financial half-year on the same basis as the annual financial statements, and deliver to the Agent as many copies of the same as the Agent may reasonably require as soon as practicable but not later than ninety (90) days (in the case of annual financial statements) and sixty (60) days (in the case of semi-annual financial statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Agent as many copies as the Agent may reasonably require of every report, circular, notice or like document issued by the Borrower, the Corporate Guarantor, each Owner, any other member of the Group or any of their respective Related Companies to their shareholders or creditors generally, in each case at the time of issue thereof;

8.1.7	Provision of further information

provide the Agent with such financial and other information concerning the Group, the Corporate Guarantor, the Borrower, the other Security Parties, the other Relevant Parties and their respective affairs, at the earliest possible opportunity and in any event at regular intervals of not more than three (3) months and at all other times as the Agent may from time to time require, including, without limitation, any management information, information relating to the position, trading and/or employment of the Ships and any actual or proposed purchase of vessels by any member of the Group, copies of all documents required of the Corporate Guarantor to file with the Securities and Exchange Commission of the U.S.A. or pursuant to the Sarbanes-Oxley Act of the U.S.A. and any other documents or information as may be reasonably required by the Agent;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by any of the Owners or any Operator of notification that its application for the same has been refused;

8.1.12	ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	from the date of this Agreement and at all times thereafter, maintain a valid and current ISSC in respect of each Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that each Ship will comply at all times with the ISPS Code;

8.1.13	“KYC” requirements

deliver to the Agent such documents and evidence as any Creditor shall from time to time require, based on applicable law and regulations and such Creditor’s own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of such Creditor’s customers and to the opening of bank accounts by any Security Party (including the Accounts); and

8.1.14	Collateral Ships

within seven (7) days following a relevant request by the Agent (acting on the instructions of the Majority Banks) to the Borrower and the relevant Collateral Owner(s), in respect of one or more Collateral Ships, deliver to the Agent, and/or procure that the relevant Collateral Owner(s) (as the case may be) execute(s) and deliver(s) to the Agent, the documents and evidence set out in schedule 9, Part 1 in respect of such Collateral Ship(s), in form and substance satisfactory to the Agent and at the cost and expense of the Borrower.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(a)
prepay within a period of two (2) days of the date of receipt by the Borrower of the Agent's said notice such sum of the Overdraft in Dollars as will result in the Security Requirement after such prepayment of the Overdraft being equal to the Security Value; or

(b)	within two (2) days of the date of receipt by the Borrower of the Agent's said notice:

(i)
provide in accordance with clause 2.4 further Receivables which are Qualifying Receivables by delivering to the Agent a Schedule of Receivables with such Receivables together with copies of documents, receipts and invoices of the type specified in clause 2.4 and relating to such Receivables; and/or

(ii)	place further funds to the credit of the cash of the Cash Collateral Account; and/or

(iii)	constitute to the satisfaction of the Agent such further security for the Aggregate Liabilities as shall be acceptable to the Banks,

in each case having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date or which would remedy the deficiency referred to above.

The Agent shall test the Borrower’s compliance with this clause 8.2.1 at the end of each financial quarter and at any other times as and when the Agent (acting on the instructions of the Majority Banks) shall require (but not more frequently than once per week) and, in any event, on each Reset Date.

The provisions of clause 4.4 and any relevant provision of clause 4.5 shall apply to prepayments made under clause .

8.2.2	Valuation of Mortgaged Ships

(a)
Each Mortgaged Ship shall, for the purposes of this clause 8.2, be valued in Dollars at the end of every financial quarter and at any other times as and when the Agent (acting on the instructions of the Majority Banks) shall require.  Subject to paragraph (b) below, each such valuation shall be made by an independent firm of shipbrokers nominated by the Borrower and approved by the Agent (acting on the instructions of the Majority Banks in their sole discretion) or, failing such nomination or approval, appointed by the Agent (acting on the instructions of the Majority Banks in their sole discretion).  Each such valuation of a Mortgaged Ship shall be addressed to the Agent and made without, unless required by the Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms, as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship.  Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 unless the Agent (acting on the instructions of the Majority Banks in their sole discretion) objects to the valuation of the relevant Mortgaged Ship provided by the shipbroker nominated by the Borrower within seven (7) days of receipt of such valuation, in which event the value of such Mortgaged Ship shall be the arithmetic mean of the value specified in such valuation and the value specified in a further valuation issued by an independent firm of shipbrokers appointed by the Agent (acting on the instructions of the Majority Banks in their sole discretion) and made on the same basis as specified above.

(b)
In the case of a Ship which is a single hull vessel, its market value for the purposes of this clause 8.2 shall be the then prevailing scrap value of such Ship as determined by the Agent in its sole discretion.

(c)
The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such further date when the market value of such Mortgaged Ship is determined by the Agent pursuant to this clause 8.2.2.

8.2.3	Information

The Borrower undertakes with the Creditors to supply to the Agent and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation and will supply the Agent with such other information, including without limitation about any Schedules of Receivables as the Agent shall from time to time require for the purposes of giving effect to clause 8.2.1.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and in schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrower.

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Security Agent and/or the other Creditors shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents, whether actually or contingently, and while all or any part of the Overdraft Facility or the Guarantee Facility Commitment remains available, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any Security Party or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Agent in relation to the undertaking, assets, rights and revenues of the Borrower taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the business carried out by it or the Group on the date of this Agreement;

8.3.5	Acquisitions

acquire any further assets other than in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.7	No borrowing

the Borrower will not incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.10	Sureties

permit any of its Indebtedness to any person (other than the Creditors) to be guaranteed by any person save in the ordinary course of its business or by the Issuing Bank by way of L/Cs;

8.3.11	Share capital and distribution

declare or pay any dividends to any of its shareholders if an Event of Default has occurred or will or, in the opinion of the Agent, is likely to occur as a result of, or following, the declaration or payment of dividends;

8.3.12	Subsidiaries

form or acquire any Subsidiaries save in the ordinary course of its business;

8.3.13	Manager

permit the appointment of any manager of any of the Ships other than the Manager or the termination or amendment of the terms of any of the Management Agreements; or

8.4	Cash collateralisation of L/Cs

Without prejudice to clause 2.13, forthwith upon, or at any time following the occurrence of an Event of Default, the Agent (acting on the instructions of the Majority Banks) shall be entitled (but not obliged) to demand payment by the Borrower of, and the Borrower forthwith upon such demand shall pay to the Account Bank for credit to the Cash Collateral Account, such amount as shall be the aggregate of the total Outstanding Amounts for all L/Cs.  Such payment shall be made in Dollars, except in the case of any part of the said Outstanding Amounts which is a Settlement Amount outstanding in an Optional Currency and unpaid, which shall be made in the relevant Optional Currency.

8.5	Additional tonnage

If any member of the Group (excluding the Security Parties) acquires a vessel (other than the Ships), the relevant member of the Group shall be entitled to arrange for the financing of the acquisition of such vessel by bank debt and to agree that such vessel shall be mortgaged in favour of the relevant lender or lenders, subject to no Event of Default having occurred and be continuing at such time and the Borrower and the other Security Parties being in compliance with all of their undertakings and obligations under this Agreement and the other Security Documents.

8.5.1
The Borrower shall be entitled however to procure that any such vessel is mortgaged (at the expense of the Borrower) in favour of the Security Agent as security for the Borrower’s obligations under this Agreement, subject to satisfactory documentation being received by the Agent in respect of such security at the cost and expense of the Borrower pursuant to clause 8.5.3 below, so that such vessel becomes an “Additional Ship” for the purpose of this Agreement.

8.5.2
The Borrower shall be entitled by written notice to the Agent at any time to request that a vessel owned by a member of the Group (and which is not then already a Ship under this Agreement) becomes an “Additional Ship” for the purposes of this Agreement.  The Agent (acting on the instructions of the Majority Banks in their absolute discretion) shall be entitled to accept or decline such request (without any need to assign any reason to such decision) and shall notify the Borrower of the Banks’ decision within twenty (20) days of the Borrower’s relevant request in respect of a vessel.  If the Agent notifies the Borrower that the Banks accept its request in respect of a vessel, the Borrower shall deliver to the Agent, not later than (ten) 10 days after the Agent’s notice of acceptance to the Borrower in respect of a vessel, the documents and evidence set out in schedule 9, Part 2 in respect of the relevant vessel, in form and substance satisfactory to the Agent and at the cost and expense of the Borrower.

9	Conditions

9.1	Documents and evidence

The obligation of the Banks to make available the Overdraft Facility and the Guarantee Facility or to permit any drawing on the Overdraft Account or the issuing of any L/C, shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in schedule 5, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligations of the Banks to make the Overdraft Facility available or to permit the issuing of any L/C (as the case may be) shall be subject to the further conditions that, at the time of the relevant drawing request under the Overdraft Facility or the relevant Issue Request in respect of the relevant L/C (as the case may be) and at the time of the making of the relevant drawing under the Overdraft Facility or on the Issue Date of the relevant L/C (as the case may be):

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b), (ii) clause 4 of the Corporate Guarantee and (iii) clause 4 of each Owner’s Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant drawing or the issuing of the relevant L/C (as the case may be).

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Creditors and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Issue Date and not later than five (5) Banking Days prior to each Interest Payment Date or each Reset Date, the Agent may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Breach of Insurances and certain other obligations: any of the Owners or the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of the Owners or any of them or any other person or the Borrower or the Corporate Guarantor or any of the Owners commit any breach of or omit to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.3, 8.1.14, 8.2, 8.3 or 8.4 of this Agreement or clauses 5.2 or 5.3 of the Corporate Guarantee or clause 5 of any Owner’s Guarantee, respectively; or

10.1.3
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to elsewhere in this clause 10.1) and, in respect of any such breach or omission which in the opinion of the Agent (acting on the instructions of the Majority Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.4
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5
Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment), or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness, is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Relevant Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6
Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.7
Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8	Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to purchase or reduce its share capital or to redeem any of its shares; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10
Administration: any petition is presented, notice given or step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13
Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Agent to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20
Material adverse change: there occurs, in the reasonable opinion of the Agent (acting on the instructions of the Majority Banks), a material adverse change in the financial condition of any Security Party or the Group or by reference to the financial position of that Security Party or (as the case may be) the Group as described by or on behalf of the Borrower or any Security Party to the Agent and/or the Banks in the negotiation of this Agreement; or

10.1.21
Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and such Owner shall fail to procure the release of such Mortgaged Ship within a period of two (2) days thereafter; or

10.1.22
Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or if such registration of any Mortgaged Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.23
Unrest: the Flag State in respect of a Mortgaged Ship becomes involved in hostilities or civil war or there is a seizure of power in any Flag State in respect of a Mortgaged Ship by unconstitutional means if, in any such case, such event could in the opinion of the Agent (acting on the instructions of the Majority Banks) reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24
Environment: the Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or the Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates or any Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Agent reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or the Corporate Guarantor or any other Security Party or the Group or on the security constituted by any of the Security Documents; or

10.1.25
P&I: any Owner or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26	Shareholdings:

(a)
there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the Corporate Guarantor from that existing on the date of this Agreement, which results in (i) Mr Dimitrios Melissanidis being the ultimate beneficial owner of less than 32% of the total issued voting share capital of the Corporate Guarantor at any relevant time or (ii) any person or persons acting in concert (other than Mr Dimitrios Melissanidis) becoming at any relevant time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melissanidis), of the total issued voting share capital of the Corporate Guarantor or having the control of the Corporate Guarantor or of its board of directors (and “control” shall have the meaning given to it in the definition of “Subsidiary” in clause 1.2); or

(b)
there is any change in the legal and/or beneficial ownership of any of the shares in the Borrower or any Owner or the Manager which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the Corporate Guarantor; or

10.1.27	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.28
Listing: the shares of the Corporate Guarantor are de-listed or suspended from trading on, or cease to trade (whether temporarily for longer than ten (10) consecutive days, or permanently) on, the New York Stock Exchange; or

10.1.29
Licences, etc:  any licence, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.30
Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (acting on the instructions of the Majority Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Agent shall, if so requested by the Majority Banks, without prejudice to any other rights of the Agent, at any time after the happening of an Event of Default by notice to the Borrower:

10.2.1
declare that the obligation of each Bank to make the Overdraft Facility and the Guarantee Facility available shall be terminated, whereupon the Overdraft Facility Limit and the Guarantee Facility Commitment shall be reduced to zero forthwith; and/or

10.2.2
declare that the Overdraft and all interest and commissions accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

10.2.3
make a demand on the Borrower pursuant to clause 8.4 for payment of cash collateral to the Account Bank for credit to the Cash Collateral Account forthwith and/or at any other time specified by the Agent (acting on the instructions of the Majority Banks), whereupon any such amount shall become due and payable immediately or in accordance with each such notice (it being understood that the Agent (acting on the instructions of the Majority Banks) shall be entitled to give multiple such notices for further payment of moneys by the Borrower to the Cash Collateral Account, at any time and from time to time following an Event of Default, notwithstanding that the Borrower may have complied with one or more earlier notices).

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Overdraft to be due and payable on demand, the Agent may (and if so requested by the Majority Banks shall) by written notice to the Borrower:

10.3.1
call for repayment of the Overdraft on such date as may be specified whereupon the Overdraft shall become due and payable on the date so specified together with all interest and commissions accrued and all other sums payable under this Agreement; or

10.3.2	withdraw such declaration with effect from the date specified in such notice.

10.4	Negotiation with Beneficiaries after Default

The Borrower:

10.4.1
irrevocably authorises the Agent (acting on the instructions of the Majority Banks) negotiate with any Beneficiary at any time after the occurrence of any Default with a view to arranging for the prepayment by the Issuing Bank, for the account of the Borrower, of any moneys outstanding under any L/C; and

10.4.2
agrees that at any time after the occurrence of any Default the Issuing Bank shall be entitled (but not, so far as the Borrower is concerned, bound) to and, if directed by the Agent (acting on the instructions of the Majority Banks), it shall pay to a Beneficiary, in such manner and upon such terms as the Issuing Bank and the Beneficiary shall agree, any moneys outstanding under any L/C.

10.5	Conversion into Dollars

10.5.1
The Agent (acting on the instructions of all the Banks) may, following a notice given to the Borrower under clause 10.2, declare that the part (if any) of the Outstandings of the Banks which is then outstanding and/or denominated in one or more Optional Currencies, be converted into, and outstanding in, Dollars with effect from the date of conversion selected by the Agent (acting on the instructions of all the Banks in their discretion) and notified by the Agent to the Issuing Bank, the Banks and the Borrower.  In making such conversion the Agent shall use the Issuing Bank’s spot rate(s) of exchange referred to in clause 2.8 as of the date of such conversion (as advised to it by the Issuing Bank), and the amount of the Outstandings so converted and outstanding in Dollars shall be such amount of Dollars as is required for the purchase of the amount of the total Outstandings of all Banks in the relevant Optional Currencies by applying such rate(s) on the relevant date of conversion.

10.5.2
With effect on and from the date when the conversion has taken place (as notified by the Agent to the Borrower, the Banks and the Issuing Bank pursuant to clause 10.5.1), all the Outstandings of all Banks shall be denominated in Dollars and the liabilities of the Borrower to the Banks, the Agent, the Security Agent and the Issuing Bank under this Agreement in respect of the Outstandings shall also be denominated and owing in Dollars.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	applying any sum standing to the credit of the Cash Collateral Account otherwise than on the last day of a deposit period relating thereto;

11.1.4	any L/C not being issued for any reason (excluding any default by any Creditor) after the Issue Request for such L/C has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Overdraft or any part thereof or any amount owing under clauses 2.10.2 or 4.1.1 or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Overdraft or any part thereof or any amount owing under clauses 2.10.2 or 4.1.1.

11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of:

11.2.1	making or filing a claim or proof against the Borrower;

11.2.2	obtaining an order or judgment in any court or other tribunal; or

11.2.3	enforcing any order or judgment given or made in relation to any of the Security Documents,

the Borrower shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between:

(a)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(b)
the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrower under this clause  shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon the Issuing Bank, the Account Bank or, as the case may be, a Bank in the jurisdiction in which it is formed or has its principal or lending office or in which any action is required to be performed by it for the purposes of this Agreement (whether or not in force before the date of this Agreement):

12.1.1
renders it unlawful for the Issuing Bank to issue any or any further L/Cs, or for a Bank to perform its obligations under clauses 2.14.1 or 4.2.1 in respect of any further L/Cs to be issued by the Issuing Bank, the Issuing Bank or (as the case may be) the relevant Bank shall promptly inform the Agent and the Agent shall notify the Borrower, and the obligations of the Issuing Bank to issue any or any further L/Cs under this Agreement shall forthwith terminate and the Borrower shall within ten (10) Banking Days after such notice pay to the Account Bank for credit to the Illegality Security Account for each issued and outstanding L/C, an amount (in the currency of the relevant L/C) equal to the difference between (a) the Outstanding Amount of such L/C and (b) the amount then standing to the credit of the Illegality Security Account for that L/C (less any amount already standing to the credit of such account as a result of a previous payment in respect of a Bank pursuant to this clause 12.1); or

12.1.2
renders it unlawful for a Bank to perform its obligations under clauses 2.14.1 or 4.2.1 in respect of any L/C which has previously been opened, then that Bank shall promptly inform the Agent and the Agent shall notify the Borrower, and the Borrower shall within ten (10) Banking Days after such notice pay to the Account Bank for credit to the Illegality Security Account for each issued and outstanding L/C an amount (and in the currency of the relevant L/C) equal to such Bank's Percentage of the difference between (a) the Outstanding Amount of such L/C and (b) the amount then standing to the credit of the Illegality Security Account for such L/C (less any amount standing to the credit of such account as a result of payment in respect of another Bank under this clause 12.1.2); or

12.1.3
renders it unlawful for the Account Bank to maintain or fund the Overdraft, the Account Bank shall promptly inform the Agent and the Agent shall forthwith notify the Borrower.  If it shall so be unlawful for the Account Bank to maintain or fund the Overdraft, the Account Bank shall promptly inform the Agent and the Agent shall notify the Borrower and the obligation of the Banks to make the Overdraft Facility available, shall forthwith terminate and the Agent shall, at the request and on behalf of the Account Bank, give notice to the Borrower requiring the Borrower to prepay the Overdraft either (a) forthwith or (b) on a future specified date and the Borrower shall prepay the Overdraft in full in accordance with and subject to such notice; or

12.1.4
renders it unlawful for a Bank to perform its obligations under clauses 2.14.2 or 4.2.2, that Bank shall promptly inform the Agent and the Agent shall notify the Borrower accordingly and the Overdraft Facility Limit shall be reduced forthwith by an amount equal to the Percentage of such Bank over the Overdraft Facility Limit.

If the Borrower has made the payment to one or more Illegality Security Accounts required of it in respect of an L/C under clause 12.1.2, the Percentage of the Bank in respect of which such payment was made of the liabilities of the Banks for such L/C shall be reduced to zero.  To the extent that the Borrower has not made such payment, such Bank shall continue to be liable to the Issuing Bank under clauses 2.14.1 and 4.2.1 for an amount equal to its Percentage of such L/C less the amount of any such payment by the Borrower to the relevant Illegality Security Account for such L/C.  For the avoidance of doubt, the reduction of the “Percentage” of a Bank under this paragraph shall be made only in connection with a specific L/C as referred to above and only for the purpose of the calculation of the commissions under clauses 5.1.3 and 5.1.4 for such L/C and also for the purpose of any indemnities given under this Agreement by that Bank to the Issuing Bank in connection with such L/C or in relation to the Guarantee Facility but insofar as such indemnities relate to the relevant L/C for which moneys have been paid to an Illegality Security Account in respect of that Bank under clause 12.1.2.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Bank or the Issuing Bank or the Account Bank or, as the case may be, their respective holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1
subject any Bank or the Issuing Bank or the Account Bank to Taxes or change the basis of Taxation of such Bank or the Issuing Bank or the Account Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank or the Issuing Bank or the Account Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on (a) a Bank or the Account Bank or their respective holding company in maintaining or funding all or part of the Overdraft or any amounts owing under clauses 2.10.2 or 4.1.1 or 4.2 or (b) the Issuing Bank or its holding company in making or keeping available its obligation to issue any L/C or to maintain or fund all or part of any amounts owing under clauses 2.10.2 or 4.1.1 or 4.2; and/or

12.2.3	reduce the amount payable or the effective return to a Bank or the Issuing Bank or the Account Bank under any of the Security Documents; and/or

12.2.4
reduce a Bank’s or the Issuing Bank’s or the Account Bank’s or their respective holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s or the Issuing Bank’s or the Account Bank’s obligations under any of the Security Documents; and/or

12.2.5
require a Bank or the Issuing Bank or the Account Bank or their respective holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank or the Issuing Bank or the Account Bank under any of the Security Documents; and/or

12.2.6
require a Bank or the Issuing Bank or the Account Bank or their respective holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct, all or part of the Overdraft or any amount owing under clauses 2.10.2, 4.1.1 or 4.2, all or part of the amount that will be guaranteed by an L/C when it is issued or the Outstanding Amount or any amount owing under clauses 2.10.2, 4.1.1 or 4.2, from its capital for regulatory purposes, then and in each such case (subject to clause ):

(a)	such Bank or the Issuing Bank, as the case may be, the Account Bank shall (through the Agent) notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand pay to the Agent for the account of such Bank or the Issuing Bank, as the case may be, the Account Bank the amount which such Bank, Account Bank or, as the case may be, the Account Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or the Issuing Bank or, as the case may be, the Account Bank or their respective holding company regards as confidential)  is required to compensate such Bank and/or the Issuing Bank and/or the Account Bank and/or (as the case may be) their respective holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.

For the purposes of this clause  and clause 12.4 “holding company” means, in relation to a Bank or the Issuing Bank or the Account Bank, the company or entity (if any) within the consolidated supervision of which such Bank or the Issuing Bank or, as the case may be, the Account Bank is included.

12.3	Exception

Nothing in clause  shall entitle a Bank or the Issuing Bank or the Account Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause ..

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause  shall be applied in the following manner:

13.1.1	first, in or towards payment of all unpaid costs and expenses which may be owing to the Creditors or any of them under any of the Security Documents;

13.1.2	secondly, in or towards payment, on a pro rata basis, of any unpaid fees and commissions payable to the Creditors or any of them;

13.1.3
thirdly, in or towards payment, on a pro rata basis, of any arrears of interest owing in respect of the Overdraft or any part thereof or in respect of the Guarantee Facility (including under clause 4.1.1);

13.1.4
fourthly, in or towards repayment, on a pro rata basis, of any amounts of principal in respect of the Overdraft (including any part of the Margin payable by the Account Bank to the Agent for the account of the Banks under clause 5.5) or in respect of the Guarantee Facility (including under clause 4.1.1) (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment to the Cash Collateral Account of any amounts so payable pursuant to the terms of this Agreement or the other Security Documents;

13.1.6
sixthly, in or towards payment to any Bank for any loss suffered by reason of any payment in respect of principal not being effected on an Interest Payment Date relating to the part of the principal so repaid and which amounts are so payable under this Agreement;

13.1.7	seventhly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus,

Provided however that amounts standing to the credit of an Illegality Security Account shall be applied first, in accordance with clause 14.8 and, if there is a surplus following such application, secondly, and as to such surplus, in accordance with the order specified in this clause 13.1 above.

13.2	Set-off

The Borrower authorises each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrower to such Creditor under any of the Security Documents.  For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  No Creditor shall be obliged to exercise any right given to it by this clause .  Each Creditor shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.  Nothing in this clause  shall be effective to create a charge or other Encumbrance.

13.3	Pro rata payments

13.3.1
If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause  or 6.9 (not being, in the case of a Bank, a payment received from a Transferee Bank or a sub-participant in such Bank’s participation under this Agreement or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses , 5, , , , , or ) the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clauses  or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)
the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrower and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)
as between the Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2
If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.3.

13.3.4
Notwithstanding the foregoing provisions of this clause , no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause  shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrower undertakes with the Creditors that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Agent and the other Creditors enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower’s Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrower undertakes with each Creditor that:

14.1.1	on or before the date of this Agreement, it will open the Operating Account, the Overdraft Account and the Cash Collateral Account;

14.1.2	on or before the date of this Agreement, it will procure that the Manager will open the Manager’s Operating Account;

14.1.3
it will procure that all moneys payable to each Owner in respect of the Earnings of such Owner’s Ship shall, unless and until the Security Agent directs to the contrary pursuant to the provisions of the relevant Deed of Covenant, be paid at all times to the Manager’s Operating Account; and

14.1.4	it will procure that all Receivables shall be paid at all times to the Operating Account.

14.2	Borrower’s Accounts: withdrawals

The Borrower shall not be entitled to withdraw moneys from any of its own Accounts provided however that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary:

14.2.1	the Borrower may withdraw moneys from the Overdraft Account for the purposes specified in clause 1.1.1 subject always to clause 8.1.3(b);

14.2.2
the Borrower may withdraw moneys from the Cash Collateral Account for any purpose not expressly prohibited by the terms of this Agreement or any other Security Document provided that there are and, following any such withdrawal, there will be sufficient funds in the Cash Collateral Account to ensure that the Borrower is in compliance with this Agreement; and

14.2.3	the Borrower may withdraw moneys from the Operating Account only for the following purposes:

(a)	to make payments to the credit of the Cash Collateral Account; and

(b)	provided that there are and, following any such withdrawal there will be, sufficient funds in the Cash Collateral Account to ensure that the Borrower is in compliance with this Agreement; and

(c)	for any other purpose not expressly prohibited by the terms of this Agreement or the other Security Documents.

14.3	Interest

Amounts standing to the credit of each Account of the Borrower (other than the Overdraft Account) shall bear interest at the rate (unless otherwise agreed between the Account Bank and the Borrower) which is certified by the Account Bank to the Borrower to be the rate quoted by the Account Bank to its customers for deposits in the relevant account currency or currencies for such period as the Account Bank may determine and in an amount comparable with the amount for the time being standing to the credit of that Account, such interest to be credited to such Account at the expiry of each such period of deposit and to accrue from day to day and to be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days elapsed Provided however that the Overdraft Account shall be a non-interest bearing account.

14.4	Set-off

Without in any way affecting the rights of the Creditors under clause 13.2, upon the occurrence of a Default or at any time thereafter the Agent (acting on the instructions of the Majority Banks)  shall be entitled (but not obliged) to instruct the Account Bank to set-off and apply all sums standing to the credit of any Account of the Borrower and accrued interest (if any) thereon without notice to the Borrower in the manner specified in clause 13.1.

14.5	Deductions

The Agent (acting on the instructions of the Majority Banks) shall be entitled (but not obliged) at any time to instruct the Account Bank to deduct from the balance for the time being standing to the credit of any Account of the Borrower all other moneys which may fall due to be paid to the Creditors or any of them under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Aggregate Liabilities.

14.6	Pledging of Accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

14.7	Illegality Security Accounts

The Agent shall, at such time as it considers appropriate or following a request by the Issuing Bank (and it is hereby irrevocably authorised by the Borrower to), instruct the Account Bank to open in its books an Illegality Security Account in relation to each L/C to which shall be credited all sums required to be paid to the Account Bank under clause 12.1 for credit to the Illegality Security Account for such L/C and the Borrower undertakes to execute on demand by the Agent an Illegality Security Account Pledge for such account.

14.8	Payments out of Illegality Security Accounts

The Agent shall (and it is hereby irrevocably authorised by the Borrower to) instruct the Account Bank to pay to the Issuing Bank and debit to the Illegality Security Account for an L/C, on the date on which the Issuing Bank makes any payment to the relevant Customer under an L/C, an amount equal to the amount of such payment (or the amount standing to the credit of such Illegality Security Account, if less).

14.9	Payments into Illegality Security Accounts

Any amount which the Borrower has paid to the Account Bank for credit to an Illegality Security Account pursuant to clause 12.1 shall be applied solely in or towards the discharge of the obligations of the Borrower which, but for such payment, would have fallen to be satisfied by the Bank in respect of which the Borrower has paid that amount for credit to such Illegality Security Account.  However, the payment of funds to the credit of an Illegality Security Account in respect of a Bank (and any application thereof under clause 14.8), shall not affect the obligations of the other Banks to the Issuing Bank under this Agreement in respect of the L/C relevant to such account or the Guarantee Facility or any relevant claims of the Issuing Bank against such other Banks.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrower and their respective successors in title.

15.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Subject to the prior written consent of the Agent (such consent not to be unreasonably withheld), any Bank (the “Transferor Bank”) may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank.  No such transfer is binding on, or effective in relation to, the Borrower or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause  and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrower and the other Creditors) and (ii) such transfer of rights under the other Security Documents as the Agent or the Transferee Bank may deem necessary has been effected and registered.  Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its rights and obligations under this Agreement;

15.3.2
a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrower had against the Transferor Bank;

(b)	the Transferor Bank’s obligations are discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Percentage specified in the Transfer Certificate;

(d)
the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Security Agent and the Arranger in accordance with the provisions of clause 16 and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)
a payment which the Transferee Bank makes under this Agreement after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)
the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrower or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5
the Borrower, the Account Bank, the Security Agent, the Issuing Bank and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time.  Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrower, the Transferor Bank, the Transferee Bank and the other Creditors.

15.4	Reliance on Transfer Certificate

15.4.1
The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2
The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Percentages and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank, the Issuing Bank and the Account Bank or the Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3
The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities, the Percentages and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Agent and/or the Security Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent or, as the case may be, the Security Agent as having been incurred by it or any other Creditor in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses , the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the relevant Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank, all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrower.

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement.  If the office through which a Bank is lending is changed pursuant to this clause , such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrower, the Security Agent, the Account Bank, the Issuing Bank and the other Banks.

15.9	Disclosure of information

A Bank may (having obtained the consents required (if any) by clause 15.3) disclose to a prospective Transferee Bank or to any other bank or financial institution who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrower or the other Security Parties as such Bank shall consider appropriate.

16	Arranger, Agent, Security Agent and Reference Banks

16.1	Appointment of the Agent

Each Bank, the Issuing Bank and the Account Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks, the Issuing Bank and the Account Bank hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2
(whether or not by or through employees or agents) to take such action on such Bank’s, the Issuing Bank’s or the Account Bank’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks and/or the Issuing Bank and/or the Account Bank (or as otherwise duly authorised) shall be binding on all the Banks, the Issuing Bank and the Account Bank.

16.3	Agent’s duties

The Agent shall:

16.3.1
promptly notify each Bank, the Issuing Bank and the Account Bank of the contents of each notice, certificate or other document received by it from the Borrower under or pursuant to clauses .1, .5 and .6; and

16.3.2
(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent’s rights

The Agent may:

16.4.1
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and/or the Issuing Bank and/or the Account Bank, and shall be fully protected in so doing;

16.4.2
unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks, the Issuing Bank and the Account Bank (but shall not be obliged to do so);

16.4.3
refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks and/or the Issuing Bank and/or the Account Bank to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4
deem and treat each Bank as the person entitled to the benefit of any amounts owing to such Bank under clause 4.1.1 for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (iii) the office set opposite the name of each of the Banks in schedule 1 as such Bank’s lending office under this Agreement unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5
rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:

16.5.1
be obliged to make any enquiry as to the use of any of the proceeds of the Overdraft Facility or the use of any L/C issued unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrower; or

16.5.2
be obliged to make any enquiry as to any breach or default by the Borrower or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, the Issuing Bank or the Account Bank, in which case the Agent shall promptly notify the Banks, the Issuing Bank and the Account Bank of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrower or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4
be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank, the Issuing Bank or the Account Bank for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7
be liable to any Bank, the Issuing Bank or the Account Bank for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Bank, the Issuing Bank and the Account Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation by such Bank of banking facilities under this Agreement.  Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank, the Issuing Bank or the Account Bank with any credit or other information with respect to any Security Party whether coming into its possession before the making of the facilities hereunder or the issuing of L/Cs, or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrower’s performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank, the Issuing Bank or the Account Bank:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4
for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrower or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9
otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks, the Issuing Bank or the Account Bank.

16.8	Reliance on documents and professional advice

Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).

16.9	Other dealings

Each of the Arranger and the Agent may, without any liability to account to the Banks, the Issuing Bank or the Account Bank, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks, the Issuing Bank or the Account Bank as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own participation (if any) to the Overdraft Facility or the Guarantee Facility the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1
Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:

(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrower and/or any other Security Party; and/or

(b)
vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrower and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks, the Issuing Bank and the Account Bank by the Agent and (without prejudice to the generality of clause ) shall be binding on the Banks, the Issuing Bank and the Account Bank (and the other Creditors).

16.11.2
Except with the prior written consent of all the Banks, the Agent shall have no authority on behalf of the Banks, the Issuing Bank or the Account Bank to agree (or authorise the Security Agent to agree) with the Borrower and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrower and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)	reduce the Margin;

(b)
postpone the due date or reduce the amount of any payment of principal or interest (including amounts owing under clauses 2.10.2, 2.14, 4.1.1, 4.2.1 or 4.2.2), interest  or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)	increase any Bank’s Percentage or the Guarantee Facility Commitment or the Overdraft Facility Limit;

(e)	extend the Final Maturity Date;

(f)
change any provision of any of the Security Documents which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)	change the order of distribution under clauses 6.9 or or any clauses concerning application of funds standing to the credit of the Cash Collateral Account or any Illegality Security Account;

(h)	change this clause 16.;

(i)	change clause 10.2;

(j)	change clause 8.1.5 of this Agreement or clause 5.1.4 of the Corporate Guarantee;

(k)	change the definitions of “Majority Banks”, “Outstandings” and “Outstanding Amount” in clause ;

(l)	change any provisions regarding the payment of cash collateral to the credit of the Cash Collateral Account or any Illegality Security Account; or

(m)
release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank’s Percentage), to the extent that the Agent is not reimbursed by the Borrower, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrower under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank’s Percentage) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1
The Agent may, having given to the Borrower and each of the Banks, the Issuing Bank and the Account Bank not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Issuing Bank and the Account Bank as a successor agent:

(a)	a Related Company of the Agent nominated by the Agent which the Banks, the Issuing Bank and the Account Bank hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a Bank nominated by the Majority Banks or, failing such a nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks, the Issuing Bank and the Account Bank.  Prior to any such successor being appointed, the Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

16.13.2
Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at its own expense) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Banks, the Agent, the Issuing Bank and the Account Bank irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks, the Agent, the Issuing Bank and Account Bank hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrower and each of the Banks, the Issuing Bank and the Account Bank not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Agent, Issuing Bank and the Account Bank as a successor security agent and trustee:

(a)
a Related Company of the Security Agent nominated by the Security Agent which the Banks, the Account Bank and the Issuing Bank hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(c)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks, the Issuing Bank and the Account Bank.  Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at its own expense) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1
The Security Agent shall have no duties, obligations or liabilities to any of the Banks, the Agent, the Issuing Bank or the Account Bank beyond those expressly stated in any of the Security Documents.  Each of the Banks, the Agent, the Issuing Bank and the Account Bank hereby authorises the Security Agent to enter into and execute:

(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the other Creditors in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Agent, the Issuing Bank and the Account Bank by the Security Agent and shall be binding on the other Creditors.

16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.

16.15.4
The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct.  Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5
None of the Banks nor the Agent nor the Issuing Bank nor the Account Bank shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6
For the purpose of this clause 16, the Security Agent may rely, and act in reliance, upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7
Without prejudice to the foregoing each of the Agent, the Issuing Bank, the Account Bank and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)
receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2
In its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3
It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

No Creditor shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks, the Issuing Bank and the Account Bank under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Agent, the Issuing Bank and the Account Bank under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks, the Agent, the Issuing Bank and the Account Bank shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1.  The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent or, as the case may be, the Security Agent and/or the Account Bank and/or the Arranger and/or the Banks and/or the Issuing Bank and/or the Account Bank or any of them to provide for the whole of their respective claims against the Borrower or any other person liable.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrower at:

c/o Aegean Marine Petroleum S.A.
42 Hatzikiriakou Street
185 38 Piraeus
Greece

Fax no:                        +30 210 458 6243
Attention:                        Theodora Papadogianni

if to the Agent and/or the Account Bank and/or the Security Agent and/or the Issuing Bank and/or the Arranger at:

The Royal Bank of Scotland plc
Piraeus Branch
45 Akti Miaouli
185 36 Piraeus
Greece

Fax No:                        +30 210 459 6600
Attention:                        Shipping Department

(b)	if to a Bank, to its address or fax number specified in schedule 1 or in any relevant Transfer Certificate,

or, in any case, to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement to be given by the Borrower to any other party shall be given to the Agent for onward transmission as appropriate and if such notice, request, demand or other communication is to be given to the Borrower it shall (except if otherwise provided in the Security Documents) be given through the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of any Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors shall be entitled to rely.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrower agrees, for the benefit of each of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts.  The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against any Creditor arising out of or in connection with this Agreement.

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks and their Percentages

Name	Lending Office	Address for Notices	Percentage
The Royal Bank of Scotland plc	45 Akti Miaouli 185 36 Piraeus Greece	45 Akti Miaouli 185 36 Piraeus Greece Fax no:+30 210 459 6600 Att:Shipping Department	50%
HSH Nordbank AG	Gerhart-Hauptmann- Platz 50 20095 Hamburg Germany	Gerhart-Hauptmann- Platz 50 20095 Hamburg Germany Fax no:+49 40 3333 610100 Att:Mr Dirk Wahlers	50%

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 9.1)

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and, if required, shareholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Security Party and, if required, of the shareholders of such Security Party each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Overdraft or any other borrowings or obligations under the Security Documents or the execution, delivery and performance of the Borrower’s Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Overdraft or other borrowings or obligations under the Security Documents pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the Management Agreements in respect of the Ships;

8	Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Account Bank and that the amount of $10 is standing to the credit of each Account (other than the Overdraft Account);

9	Security Documents

the Corporate Guarantee, the Owner’s Guarantee in respect of each Ship, the Mortgage in respect of each Ship (other than the Collateral Ships), the Deed of Covenant in respect of each Ship, the Manager’s Undertaking in respect of each Ship, the Receivables Assignment, the Operating Account Pledge and the Cash Collateral Account Pledge, each duly executed;

10	Fees

evidence that the arrangement fee due under clause 5.1.1 has been paid in full;

11	Due diligence

evidence that all information required in relation to any Security Party in order for the each Creditor to complete its due diligence formalities in connection with this Agreement and the other Security Documents has been provided and is satisfactory in all respects to the such Creditor;

12	Existing loan agreement

evidence that the overdraft and guarantee facility made available under the facility agreement dated 19 December 2006 (as amended and supplemented) made (a) between The Royal Bank of Scotland plc as lender and (b) the Borrower and the Corporate Guarantor as joint and several borrowers, has been terminated and any amounts of such overdraft facility have been paid in full to the satisfaction of The Royal Bank of Scotland plc, and that any L/Cs (as defined therein) issued under such guarantee facility have been transferred, and deemed issued by the Issuing Bank, under this Agreement;

13	Light displacement tonnage

evidence of the light displacement tonnage of each Ship;

14	Registration forms

such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents;

15	Ship conditions

evidence that each Ship:

(a)	Registration and Encumbrances

is permanently registered in the name of the relevant Owner under the laws and flag of the relevant Flag State through the relevant Registry and that such Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances (other than Permitted Encumbrances) (such evidence to include notices of re-assignment of Insurances of such Ship from previous assignees (as such term is defined in the relevant Ship Security Documents));

(b)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(c)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

16	Mortgage registration

evidence that the Mortgage in respect of each Ship (other than the Collateral Ships) has been provisionally registered against each such Ship under the laws and flag of the relevant Flag State through the relevant Registry;

17	Notice of assignment and acknowledgements

copies of duly executed notices of assignment and acknowledgements thereof in the forms prescribed by the Ship Security Documents;

18	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the DOC issued to the Operator of each Ship and the SMC for each such Ship;

19	ISPS Code compliance

(a)	evidence satisfactory to the Agent that each Ship is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of the ISSC for each such Ship;

20	Insurance Letter

the Insurance Letter for each Ship duly executed;

21	Maltese opinion

an opinion of Ganado & Associates, special legal advisers on matters of Maltese law to the Agent;

22	Gibraltar opinion

an opinion of Triay & Triay, special legal advisers on matters of Gibraltar law to the Agent;

23	Singapore opinion

an opinion of Robert Wang & Woo LLC, special legal advisers on matters of Singapore law to the Agent;

24	Panamanian opinion

an opinion of Patton, Moreno & Asvat, special legal advisers on matters of Panamanian law to the Agent;

25	Marshall Islands and Liberian opinion

an opinion of Reeder & Simpson P.C., special legal advisers on matters of Marshall Islands and Liberian law to the Agent;

26	United Arab Emirates opinion

an opinion of such special legal advisers on matters of United Arab Emirates law to the Agent, as are acceptable to the Agent in its discretion;

27	Insurance opinion

an opinion (at the expense of the Borrower) from insurance consultants to the Agent on the insurances effected or to be effected in respect of each Ship upon and following the date of this Agreement;

28	Borrower’s process agent

a letter from the Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrower’s agent; and

29	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents to which such Security Party is a party, accepting its appointment under each such Security Document.

Schedule 3
The Owners and their Ships
Part A
The Owners

	(1) Owner	(2) Country of Incorporation	(3) Registered office
1	Evian Enterprises Co.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
2	Carmel Investment Corp.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
3	Clyde I Shipping Corp.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
4	Baltic Navigation Company	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
5	Carnaby Navigation Inc.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
6	Mare Vision S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
7	Aegean Tanking S.A.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
8	Ouranos Tanking S.A.	Liberia	80 Broad Street, Monrovia, Liberia
9	Sea Breezer Marine S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
10	Aegean Breeze Shipping Pte. Ltd.	Singapore	4 Shenton Way, SGX Centre II # 04-03, Singapore 068807
11	Aegean Tiffany Shipping Pte. Ltd.	Singapore	4 Shenton Way, SGX Centre II # 04-03, Singapore 068807
12	Aegean X Maritime Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
13	Pontos Navigation Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
14	Aegean Marine Petroleum LLC (Collateral Owner A)	United Arab Emirates	P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates
15	Aegean VII Shipping Ltd. (Collateral Owner B)	Malta	13/16 Vincenti Buildings, Strait Street, Valletta, Malta
16	Venus Holding Company (Collateral Owner C)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

Part B
The Ships and their details

	(1) Name/Hull Number	(2) Flag State	(3) IMO No.	(4) Owning Company
1	Aegean Daisy	Gibraltar	7729007	Evian Enterprises Co.
2	Aegean Rose	Gibraltar	7729019	Carmel Investment Corp.
3	Aegean Tulip	Liberia	8111257	Clyde I Shipping Corp.
4	Aegean Force	Liberia	8007080	Baltic Navigation Company
5	Aegean Pride I	Liberia	8027195	Carnaby Navigation Inc.
6	Aegean XI	Liberia	8411255	Mare Vision S.A.
7	Fos	Liberia	8033314	Aegean Tanking S.A.
8	Ouranos	Liberia	8138683	Ouranos Tanking S.A.
9	Aegean Princess	Liberia	8821759	Sea Breezer Marine S.A.
10	Aegean Breeze I	Singapore	9314466	Aegean Breeze Shipping Pte. Ltd.
11	Aegean Tiffany	Singapore	9314478	Aegean Tiffany Shipping Pte. Ltd.
12	Aegean X	Panama	8209664	Aegean X Maritime Inc.
13	Leader	Panama	8400000	Pontos Navigation Inc.
14	Aegean Flower (Collateral Ship A)	United Arab Emirates	8978394	Aegean Marine Petroleum LLC
15	Aegean VII (Collateral Ship B)	Malta	8313544	Aegean VII Shipping Ltd.
16	Aegean IX (Collateral Ship C)	Panama	7402623	Venus Holding Company
17	Sara (Additional Ship A)	N/A	N/A	Baldwin Management Co.
18	Hope (Additional Ship B)	N/A	N/A	Milos I Maritime Inc.
19	Vera (Additional Ship C)	N/A	N/A	Vera Navigation S.A.

Schedule 4
Transfer Certificate
(referred to in clause )

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:
THE ROYAL BANK OF SCOTLAND PLC as agent on its own behalf and on behalf of the Borrower, the Account Bank, the Security Agent, the Issuing Bank and the Banks defined in the Facility Agreement referred to below.

[Date]

Attention:                      [•]

This certificate (“Transfer Certificate”) relates to a facility agreement dated [•] December 2007 (the “Facility Agreement”) and made between (1) Aegean Marine Petroleum S.A. (the “Borrower”), (2) the banks and financial institutions defined therein as banks (the “Banks”) and (3) The Royal Bank of Scotland plc as Arranger, Agent, Security Agent, Issuing Bank and Account Bank, in relation to an overdraft, guarantee and letter of credit facility of up to Three hundred million Dollars ($300,000,000).  Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1
The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Facility Agreement and all the Security Documents in relation to [   ] per centum ([   ]%) of the participation of the Transferor (or its predecessors in title) in the Facility Agreement details of which are set out in the schedule.

2	By virtue of this Transfer Certificate and clause 15 of the Facility Agreement, the Transferor is discharged [entirely from its participation] [from [ ] per centum ([ ]%) of its participation].

3
The Transferee hereby requests the Agent (on behalf of itself, the Borrower, the Account Bank, the Security Agent, the Issuing Bank and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause  of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1
confirms that it has received a copy of the Facility Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2	confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Security Agent, the Issuing Bank or the Banks to check or enquire on its

4.3	behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the Security Documents or any such documents or information;

4.4
agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Security Agent, the Issuing Bank or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, or any other Security Party (save as otherwise expressly provided therein);

4.5
warrants that it has power and authority to become a party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Security Documents; and

4.6
if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent as its security agent and trustee, as provided in the Facility Agreement and the Security Documents and agrees to be bound by the terms of the Facility Agreement and the Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2
warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3
agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6
The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7
By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrower, the Agent, the Security Agent, the Account Bank, the Issuing Bank and the Banks accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Issuing Bank and the Security Agent as provided by the Facility Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Issuing Bank or the Banks:

8.1
makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security Documents or any document relating thereto; or

8.2
assumes any responsibility for the financial condition of the Borrower or any other Security Party or any party to any such other document or for the performance and observance by the Borrower or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9.
The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10.
The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.

Transferor	Transferee
By: ………………………………………………	By: ………………………………………………
Dated: …………………………………………..	Dated: ……………………………..……………

Agent

Agreed for and on behalf of itself as Agent, the Borrower, the Security Agent, the Account Bank, the Issuing Bank and the Banks

THE ROYAL BANK OF SCOTLAND PLC

By:                      ………………………………………

Dated:                 ………………………………………

Note:                      The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction.  It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstandings of Transferor: $[•]
Percentage: [•]%
Portion Transferred: [•]%

Administrative Details of Transferee

Name of Transferee:
Lending Office:

Contact Person
(Loan Administration Department):
Telephone:
Telefax No:

Contact Person
(Credit Administration Department):
Telephone:
Telefax No:
Account for payments:

Schedule 5

Form of Issue Request

(referred to in clause 2.3)

To:       The Royal Bank of Scotland plc
45 Akti Miaouli
185 36 Piraeus
Greece
(as Agent and Issuing Bank)
[•] 200[•]

Overdraft, Guarantee and Letter of Credit Facility of up to US$300,000,000
Facility Agreement dated [•] December 2007 (the “Facility Agreement”)

We refer to the Facility Agreement and hereby request that the Issuing Bank issues an L/C in the form attached as follows:

(a)	currency and amount of the L/C: [•];

(b)	Issue Date of the L/C: [•];

(c)	Expiry Date of the L/C: [•]; and

(d)	delivery instructions: [•].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Facility Agreement, (ii) clause 4 of the Corporate Guarantee and (iii) clause 4 of each Owner’s Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(c)
there has been no material adverse change in our financial position or the financial position of the Owners or the Corporate Guarantor or any other Relevant Party or the consolidated financial position of the Group from that described by or on behalf of ourselves to the Agent and the Banks in the negotiation of the Facility Agreement.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

........................................................
For and on behalf of
AEGEAN MARINE PETROLEUM S.A.

Schedule 6

Mandatory Cost formula

1
The Mandatory Cost is an addition to the interest rate to compensate the Account Bank for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate per annum, a rate for the Account Bank, in accordance with the paragraphs set out below.

3
The Mandatory Cost for the Account Bank when lending from a lending office in a Participating Member State will be the percentage notified by the Account Bank to the Agent.  This percentage will be certified by the Account Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of the Overdraft or the relevant unpaid sum in respect of the Overdraft made available from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Mandatory Cost for the Account Bank when lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01
----------   per cent per annum.
       300

Where E is designed to compensate banks for amounts payable under the Fees Rules and is calculated by the Agent as being the most recent rate of charge notified by the Account Bank to the Agent to be payable by the Account Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Account Bank as being the average of the Fee Tariffs applicable to the Account Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Account Bank.

5	For the purposes of this Schedule:

(a)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	The resulting figures will be rounded to four decimal places.

7
The Account Bank shall supply any information required by the Agent for the purpose of calculating the Mandatory Cost.  In particular, but without limitation, the Account Bank shall supply the following information on or prior to the date of this Agreement:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

The Account Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8
The Agent shall have no liability to any person if such determination results in the Mandatory Cost which over or under compensates the Account Bank and shall be entitled to assume that the information provided by the Account Bank pursuant to paragraphs 3, 4 and 7 above is true and correct in all respects.

9
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Account Bank based on the information provided by the Account Bank pursuant to paragraphs 3, 4 and 7 above.

10
Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost or any amount payable to the Account Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

11
The Agent may from time to time, after consultation with the Borrower and the Account Bank, determine and notify to all parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 7

Form of Insurance Letter

To:                   [P&I Club]
[•]
[•]
[•]
[•]

From:               [•]
   [Insert relevant Owner’s name]
   [insert relevant Owner’s registered address]

[•] 200[•]

Dear Sirs

m.v. [•] (the “Ship”)

Certain of our affiliates are obtaining finance from The Royal Bank of Scotland plc (the “Bank”) secured by a first ship mortgage over the Ship.  The Ship's insurances will also be assigned to the Bank.

You are hereby authorised to send a copy of the Certificate of Entry for the Ship to the Bank, c/o their lawyers, namely, Norton Rose of 126 Kolokotroni Street, 185 35 Piraeus, Greece.  Further, you are also irrevocably authorised to provide the Bank from time to time with any other information whatsoever which they may require relating to the entry of the Ship in the association.

This letter is governed by, and shall be construed in accordance with, English law.

……………………………………….
For and on behalf of
[•]
[OWNER’S NAME]

Schedule 8

Form of Trust Deed

THIS DECLARATION OF TRUST made by THE ROYAL BANK OF SCOTLAND PLC (the “Security Agent”) is made on [•] 2007 and is supplemental to (and made pursuant to the terms of) a Facility Agreement dated [•] 2007 (the “Agreement”) and made between (1) Aegean Marine Petroleum S.A. as Borrower, (2) the banks and financial institutions mentioned in schedule 1 to the Agreement as the Banks and (3) The Royal Bank of Scotland plc as Arranger, Agent, Security Agent, Issuing Bank and Account Bank.   Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1
The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for certain of the other Creditors on the terms and basis set out in the Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

IN WITNESS whereof the Security Agent has executed this Deed the day and year first above written.

EXECUTED as a DEED	)
by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	………….………………
as Security Agent	)	Attorney-in-fact
in the presence of:	)

Schedule 9

Conditions subsequent

Part 1 - Collateral Ships

1	Updated corporate authorisations/certificates of incumbency

A list of directors and officers of the Collateral Owner of the relevant Collateral Ship specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of such Collateral Owner to sign such of the Security Documents referred to in this Part 1 and to which such Collateral Owner is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with such Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Collateral Mortgage Date) by an officer of such Collateral Owner to be, in the case of the list of directors and officers, true complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of each of such Collateral Owner that the list provided in respect of such Collateral Owner pursuant to paragraph 4 of schedule 2, and that the specimen signatures provided in respect of such Collateral Owner pursuant to paragraph 3 of schedule 2, remain true, complete and up to date;

2	Security Documents

the Collateral Mortgage for the relevant Collateral Ship (and any deed of covenant collateral thereto as the Agent may in its absolute discretion require) duly executed;

3	Collateral Ship conditions

evidence that the relevant Collateral Ship:

              (a)  Registration and Encumbrances

is permanently registered in the name of the relevant Collateral Owner under the laws and flag of the relevant Flag State through the relevant Registry and that the Collateral Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances (other than Permitted Encumbrances);

(b)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(c)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the relevant Collateral Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Collateral Ship);

4	Mortgage registration

evidence that the Mortgage of the relevant Collateral Ship has been registered against such Collateral Ship under the laws and flag of the relevant Flag State through the relevant Registry;

5	Registration forms

such statutory forms duly signed by the Collateral Owner of the relevant Collateral Ship as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 1;

6	Notices of assignment and acknowledgements

copies of duly executed notices of assignment and acknowledgements thereof in the forms prescribed by the Ship Security Documents for the relevant Collateral Ship;

7	Owner’s opinion

an opinion of special legal advisers to the Agent on matters of the laws of the country of incorporation of the Collateral Owner of the relevant Collateral Ship;

8	Flag State opinion

an opinion of special legal advisers to the Agent on matters of the laws of the Flag State of the relevant Collateral Ship;

9	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party, accepting its appointment under each such Security Document; and

10	Further opinions or conditions

any such further opinions or conditions as may be required by the Agent.

Part 2 - Additional Ships

1	Constitutional documents

Copies, certified by an officer of the Additional Owner of the relevant Additional Ship as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Additional Owner;

2	Corporate authorisations

copies of resolutions of the directors and, if required, shareholders of the Additional Owner of the relevant Additional Ship approving such of the Underlying Documents and the Security Documents to which such Additional Owner is, or is to be, party and authorising the signature, delivery and performance of such Additional Owner’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for such Ship) by an officer of such Additional Owner as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Additional Owner and, if required, of the shareholders of such Additional Owner each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Additional Owner pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of the Additional Owner of the relevant Additional Ship to sign such of the Underlying Documents and the Security Documents to which such Additional Owner is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) by an officer of such Additional Owner as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of Additional Owner of the relevant Additional Ship specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) by an officer of such Additional Owner to be true, complete and up to date;

5	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) from an officer of the relevant Additional Owner that no consents, authorisations, licences or approvals are necessary for such Additional Owner to guarantee and/or grant security for the borrowing by the Borrower of the Overdraft or other borrowings or obligations under the Security Documents pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Additional Owner is a party thereto;

6	Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) as a true and complete copy by an officer of the Borrower of the Management Agreement in respect of such Ship;

7	Security Documents

the Mortgage, the Deed of Covenant and the Manager’s Undertaking for the relevant Additional Ship and the Owner’s Guarantee of the Additional Owner owning such Additional Ship, each duly executed;

8	Additional Ship conditions

evidence that the relevant Additional Ship:

(a)	Registration and Encumbrances

is permanently registered in the name of the relevant Additional Owner under the laws and flag of the relevant Flag State through the relevant Registry and that the relevant Additional Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances (other than Permitted Encumbrances);

(b)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(c)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the relevant Additional Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the relevant Additional Ship);

9	Mortgage registration

evidence that the Mortgage over the relevant Additional Ship has been registered against such Ship under the laws and flag of the relevant Flag State through the relevant Registry;

10	Light displacement tonnage

evidence of the light displacement tonnage of the relevant Additional Ship;

11	Registration forms

such statutory forms duly signed by the Additional Owner of the relevant Additional Ship and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 2;

12	Notices of assignment and acknowledgements

copies of duly executed notices of assignment and acknowledgements thereof in the forms prescribed by the Ship Security Documents for the relevant Additional Ship;

13	SMC/DOC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) as a true and complete copy by an officer of the Borrower of the DOC issued to the Operator of such Ship and the SMC for such Ship;

14	ISPS Code compliance

(a)	evidence satisfactory to the Agent that the relevant Additional Ship is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Additional Mortgage Date for the relevant Additional Ship) as a true and complete copy by an officer of the Borrower of the ISSC for such Additional Ship;

15	Insurance opinion

an insurance opinion (at the cost of the Borrower) from insurance consultants to the Agent on the insurances effected or to be effected in respect of the relevant Additional Ship;

16	Insurance Letter

the Insurance Letter for the relevant Additional Ship duly executed;

17	Owner’s opinion

an opinion of special legal advisers to the Agent on matters of the laws of the country of incorporation of the Additional Owner of the relevant Additional Ship;

18	Flag State opinion

an opinion of special legal advisers to the Agent on matters of the laws of the Flag State of the relevant Additional Ship;

19	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 2 and to which such Security Party is a party, accepting its appointment under each such Security Document; and

20	Further opinions or conditions

any such further opinions or conditions as may be required by the Agent.

SIGNED by	)
for and on behalf of	)	.........................................
AEGEAN MARINE PETROLEUM S.A.	)	Attorney-in-fact
as Borrower	)

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	.........................................
as Arranger, Agent, Security Agent,	)	Attorney-in-fact
Issuing Bank and Account Bank	)

SIGNED by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	.........................................
as Bank	)	Attorney-in-fact

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)	.........................................
as Bank	)	Attorney-in-fact

SK 23250 0002 870521